Exhibit 10.1

PURCHASE AND SALE AGREEMENT

between

SANDPIPER RESORT PROPERTIES, INC.,

as Seller,

Joined by

HOLIDAY VILLAGE OF SANDPIPER, INC.

and

ALTITUDE INTERNATIONAL HOLDINGS, INC.

as Purchaser

April 25, 2022

TABLE OF CONTENTS

I.	DEFINITIONS		1
II.	SALE AND PURCHASE OF THE PROPERTY		7
	2.1	Purchase of the Property	7
	2.2	Purchase Price and Terms of Payment	7
III.	ESCROW		8
	3.1	Escrow	8
	3.2	Deposit of Funds	8
	3.3	Release of Funds by Escrow Agent	8
IV.	CONDITION OF TITLE; DUE DILIGENCE REVIEW		8
	4.1	Due Diligence Materials	8
	4.2	Survey	9
	4.3	Title Commitment	9
	4.4	Title to the Real Property	9
	4.5	Inspection and Due Diligence Review	10
	4.6	Subsequent Liens and Encumbrances	13
	4.7	Condition of the Property	13
V.	CLOSING		16
	5.1	Closing Date	16
	5.2	Documents to be Delivered to Escrow Agent by Seller	16
	5.3	Documents to be Delivered to Escrow Agent by Purchaser	18
	5.4	Recording of Deed	18
	5.5	Prorations and other Adjustments	18
	5.6	Costs	21
	5.7	Distribution of Funds and Documents Following Closing	21
	5.8	Possession	22
VI.	ADDITIONAL COVENANTS AND INDEMNITIES		22
	6.1	Purchaser’s Covenants	22
	6.2	Seller Covenants	23
VII.	REPRESENTATIONS AND WARRANTIES		24
	7.1	Purchaser’s Representations and Warranties	24
	7.2	Seller’s Representations and Warranties	26

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VIII.	CONDITIONS PRECEDENT TO CLOSING		29
	8.1	Conditions to Seller’s Obligations	29
	8.2	Conditions to Purchaser’s Obligations	30
	8.3	Failure of Conditions to Closing	30
IX.	DEFAULTS		30
	9.1	Closing Default by Purchaser	30
	9.2	Default by Seller	31
	9.3	Notice and Cure Period	32
X.	BROKERS		32
	10.1	Seller’s Representations Regarding Brokers	32
	10.2	Purchaser’s Representations Regarding Brokers	32
	10.3	Survival	33
XI.	NOTICES		33
XII.	MISCELLANEOUS		34
	12.1	Governing Law	34
	12.2	Professional Fees and Costs	34
	12.3	Exhibits and Schedules a Part of This Agreement	34
	12.4	Executed Counterparts; Electronically Scanned Signatures	34
	12.5	Assignment	34
	12.6	IRS - Form 1099-S	35
	12.7	Successors and Assigns	35
	12.8	Time is of the Essence	35
	12.9	Entire Agreement	35
	12.10	Waiver	35
	12.11	Headings	35
	12.12	Risk of Loss	36
	12.13	Construction of Agreement	37
	12.14	Public Disclosure; Confidentiality	37
	12.15	Covenants, Representations and Warranties	38
	12.16	No Third-Party Beneficiaries	40
	12.17	Waiver of Trial by Jury	40
	12.18	Arbitration of Disputes	41
	12.19	Survival	42
	12.20	Radon Gas Disclosure	42
	12.21	Energy Efficiency Rating Disclosure	42
	12.22	Property Tax Disclosure	43
	12.23	Joinder	43
	12.24	Post-Closing Cooperation	43
	12.25	Exclusivity	43

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Exhibits

Schedule 1	List of Contracts
Schedule 2	FF&E
Schedule 3	Excluded Personal Property from FF&E
Schedule 4	Licenses Included In Intangible Property
Schedule 5	Pending Actions and Claims
Schedule 6	Uncured Violations as of the Effective Date
Schedule 7	Underground Storage Tanks
Exhibit A	Legal Description
Exhibit B	Deposit Escrow Instructions
Exhibit C	Deed
Exhibit D	Non-Foreign Affidavit
Exhibit E	Seller’s Affidavit
Exhibit F	Term Sheet of Lease
Exhibit G	Bill of Sale
Exhibit H	Assignment of Intangible Property

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is dated as of the 25th day of April, 2022 (the “Effective Date”), and is made by and between SANDPIPER RESORT PROPERTIES, INC., a Florida corporation (“Seller”), with an address at c/o 6505 Blue Lagoon Drive, Suite 225, Miami FL 33126, joined by HOLIDAY VILLAGE OF SANDPIPER, INC., a Florida corporation, with an address at c/o 6505 Blue Lagoon Drive, Suite 225, Miami FL 33126, for the purposes provided in Section 12.23, and ALTITUDE INTERNATIONAL HOLDINGS, INC., a New York corporation (“Purchaser”) with an address at 4500 SE Pine Valley Street, Port Saint Lucie, FL 34952.

RECITALS

A. Seller is the owner of the Property.

B. Seller leases the Property to Holiday Village of Sandpiper, Inc. (the “Tenant” or “Operator”) pursuant to the Operating Lease Agreement.

C. Purchaser desires to purchase all of Seller’s and Operator’s right, title and interest in and to the Property and Personal Property at Closing on the terms and conditions set forth in this Agreement.

D. Seller, joined in by Operator to the extent it owns any Personal Property, desires to sell to Purchaser all of its right, title and interest in and to the Property and Personal Property at Closing on the terms and conditions set forth in this Agreement.

E. All capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to such terms in Article I.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, including the promises, covenants, representations and warranties hereinafter set forth, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally and equitably bound, agree as follows.

I.

DEFINITIONS

As used in this Agreement, the following terms have the meanings ascribed to them in this Article I or in the Sections of this Agreement identified below:

“Academy.” ITA-USA Enterprise, LLC, a Florida limited liability company,

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“Affiliates.” With respect to any persons or entities, (i) all persons or entities that, directly or indirectly, control, are controlled by, or are under common control with, such person or entity; and (ii) all persons or entities that, directly or indirectly, own, are owned by or are under common ownership with, such person or entity (and “Affiliate” with respect to any person or entity means any one of the foregoing).

“Accountants.” As set forth in Section 5.5.4.3 hereof.

“Assignment of Intangible Property.” As set forth in Section 5.2(d) hereof.

“Bill of Sale.” As set forth in Section 5.2(c) hereof.

“Business Day.” Any day other than a Saturday, Sunday or any legal holiday on which federal banking institutions located in Florida are authorized to close under Law or are in fact closed.

“Casualty.” As set forth in Section 12.12.1 hereof.

“Casualty Notice.” As set forth in Section 12.12.1 hereof.

“Casualty Renovation Cost.” As set forth in Section 12.12.1 hereof.

“Claim(s).” Collectively, actual out-of-pocket damages, claims (including any claim for damage to property of others or injury to or death of any persons), penalties, obligations, liabilities, fines, losses, causes of action, fees, proceedings, judgments, actions, rights, demands, costs and expenses (including reasonable attorneys’ and paraprofessional fees (whether or not legal proceedings are instituted) and court and litigation costs), except to the extent that any of the foregoing allege or constitute indirect, special, consequential, exemplary or punitive damages (or would constitute indirect, special, consequential, exemplary or punitive damages if ordered by a court).

“Claim Notice.” As set forth in Section 12.15.1 hereof.

“Closing.” The transfer and assignment of the Property and Personal Property to Purchaser on the Closing Date and the performance by each party of the obligations on its part to be performed under and in accordance with this Agreement on or before the Closing Date.

“Closing Date.” As set forth in Section 5.1 hereof.

“Code.” Internal Revenue Code of 1986, as amended.

“Contracts.” All service contracts, maintenance contracts, license agreements, leases, waterfront activity concession agreements, and other occupancy agreements for any portion of the Property (including without limitation the marina, its boat slips, and the golf course), other than the Operating Lease Agreement. Seller has listed all of the Contracts on Schedule 1.

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“Cure.” With respect to a Lien or an Encumbrance, to cause Title Insurer to issue the Title Policy without exception for such Lien or Encumbrance, either (i) by Discharging such Lien or Encumbrance or (ii) on the basis of an indemnification, a bond or another arrangement satisfactory to Seller, Purchaser, and Title Insurer.

“Deed.” As set forth in Section 5.2(a) hereof.

“Deposit.” As set forth in Section 2.2.1 hereof.

“Deposit Escrow Instructions.” As set forth in Section 3.1 hereof.

“Discharge.” (i) With respect to a Lien, (a) to cause the party secured by such Lien to reconvey, release, and discharge the same of record; or (b) to cause Title Insurer to issue the Title Policy without exception for such Lien by paying the indebtedness it secures (the amount thereof having been previously specified for the applicable payoff date by the secured party) into Escrow at Closing or on the basis of an indemnification, bond or other arrangement reasonably satisfactory to Title Insurer, Seller, and Purchaser, or (ii) with respect to an Encumbrance, to cause the parties benefitted by such Encumbrance to discharge and terminate such Encumbrance of record.

“Due Diligence Materials.” As set forth in Section 4.1.

“Due Diligence Period.” As set forth in Section 4.5.1 hereof.

“Effective Date.” As set forth in the Preamble hereof.

“Encumbrance.” (i) Any covenant, condition, restriction, easement, right of way or other matter affecting title to the Real Property, and (ii) any encroachment, violation, easement, right of way or other matter that would be disclosed by an accurate and complete ALTA land title survey; provided, however, that “Encumbrances” do not include Liens.

“Environmental Damages.” All claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise matured or unmatured, foreseeable or unforeseeable, including reasonable attorneys’ and paraprofessional fees and disbursements and consultants’ fees, which are incurred at any time as a result of the existence or alleged existence of Hazardous Materials upon, about, or beneath all or any part of the Real Property or migrating or threatening to migrate to or from all or any part of the Real Property, or the existence of a violation of Environmental Requirements pertaining to all or any part of the Real Property, regardless of whether the existence of such Hazardous Materials or the violation of Environmental Requirements arose prior to the present ownership or operation of all or any part of the Real Property.

“Environmental Requirements.” All applicable present and future statutes, laws, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, and similar requirements or restrictions, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment.

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“Escrow.” As set forth in Section 3.1 hereof.

“Escrow Agent.” The Title Insurer.

“FF&E.” All tangible personal property upon the Land, within the Improvements, including specifically, appliances, furniture, furnishings, equipment, and machines (including kitchen, food and beverage service, kitchen smallwares, utensils and serving pieces, cleaning service, laundry, office, telephone, facsimile, and other telecommunication, cable and satellite television and computer equipment and machines), devices, tools, carpeting, draperies, curtains and other floor, window and wall coverings, lighting fixtures, decorations, artwork, signs and signage and other items of personal property used primarily in connection with the ownership, occupancy or operation of the Land, the Improvements, or located at the Real Property or stored offsite or on order for delivery, together with any additions thereto prior to the Closing. The FF&E includes those items stated on Schedule 2 attached. Schedule 3 attached hereto lists those items that will not be included in the FF&E to be transferred to Purchaser.

“Final Prorations Statement.” As set forth in Section 5.5.5.2 hereof.

“Good Funds.” A deposit of current federal funds by wire transfer.

“Governmental Authority.” means any federal, state, county, municipal or other government or any governmental or quasi-governmental agency, department, commission, board, bureau, court, office or instrumentality, foreign or domestic, or any of them.

“Hazardous Materials.” Mold, mildew, and any substance (i) the presence of which requires investigation or remediation under any federal, state or local statute, law, regulation, ordinance or policy; or (ii) which is defined as a “hazardous waste” or “hazardous substance” under any federal, state or local statute, law, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) and amendments thereto and regulations promulgated thereunder; or (iii) which is toxic, explosive, corrosive, infectious or otherwise hazardous or is regulated by any federal, state or local governmental authority; or (iv) which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde.

“Hotel” shall mean the hotel operating at the Property as of the Effective Date.

“Improvements.” The buildings, structures, and other permanent improvements located on the Land and the marina which is subject to the Submerged Land Lease, together with all fixtures and equipment, machinery, walls, fences, and other items of property (including all components thereof), in each case which are permanently affixed to or incorporated into such permanent improvements, including electrical distribution systems, HVAC systems, walkways, driveways, kitchen and support systems, utility systems, cable television infrastructure, parking lots, landscaped areas, recreational facilities, plumbing, swimming pools, lighting, and mechanical equipment located therein or on the Land, and all rights, benefits and privileges appurtenant thereto.

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“Initial Deposit.” As set forth in Section 2.2.1 hereof.

“Intangible Property.” All (a) state and local Licenses associated with the Hotel, excluding music royalty licenses if not assignable (b) manufacturer’s or contractor’s warranties and guaranties associated with the Hotel or the Property, (c) blueprints, plans, specifications and surveys associated with the Real Property, to the extent within Seller’s possession or control, (d) assignable or transferable security and other deposits relating to the ownership, possession, occupancy, use or operation of the Land, the Improvements, the Personal Property or any part thereof, and (e) Contracts which Purchaser elects to assume in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, the Licenses included in the Intangible Property (other than the Contracts which Purchaser shall elect to assume) are set forth on Schedule 4.

“Land.” The land described on Exhibit A attached hereto and upon which the Improvements are located, including all easements, rights-of-way, strips, zones, transferable hereditaments, privileges, tenements and other rights belonging or appurtenant to the Land including, to the extent appurtenant to the Land and owned by Seller, any development rights, water rights and mineral rights, and any right or interest of Seller in any open or proposed highways, streets, roads, avenues, alleys, easements, strips, gores and rights-of-way in, across, in front of, contiguous to, abutting or adjoining the Land, and other rights and benefits running with the Land and/or the owner of the Land. The “Land” includes all land owned by Seller and any Affiliate of Seller within Saint Lucie County, Florida.

“Law.” Any law, rule, code, statute, ordinance or regulation of any governmental or quasi-governmental entity applicable to the Property or its operations or the transactions contemplated pursuant to this Agreement.

“Lease.” As set forth in Section 4.5.8 hereof.

“Licenses.” All licenses, permits and approvals required or granted by any governmental or quasi-governmental agency, body or officer for the ownership and operation of the Hotel or any part thereof, including all liquor licenses.

“Lien.” Any mortgage, deed of trust, deed to secure debt, financing statement, fixture filing, security agreement, or other lien securing a loan or other financing, a construction, mechanic’s, or materialman’s lien, a judgment lien, a lien for delinquent real property taxes or assessments, and any other tax or statutory lien, in each case to the extent the same affects the Property and encumbers Seller’s interests in the Property, excluding liens for real estate taxes or assessments or other sums not yet due, and any liens arising out of any activity of Purchaser or a Purchaser’s Representative.

“Material Taking.” As set forth in Section 12.12.4 hereof.

“New Encumbrance.” As set forth in Section 4.6 hereof.

“Non-Foreign Affidavit.” As set forth in Section 5.2(b) hereof.

“Notice.” As set forth in Article XI hereof.

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“Operating Lease Agreement” means that certain lease agreement dated as of January 1, 2018, as extended, between Seller, as lessor, and Tenant, as lessee.

“Operating Supplies.” All the stock in trade of the Hotel owned by Seller, including both operating inventories and consumable inventories, including all (i) inventory held for sale to guests and others in the ordinary course of business, (ii) maintenance supplies, including soap and cleaning materials, (iii) fuel and materials, stationery and printing items and supplies, (iv) provisions in store rooms, refrigerators, pantries, and kitchens and beverages in wine cellars and bars (v) other consumable supplies of all kinds, and (vi) any other item, whether used, unused, on order, or held in reserve storage for future use in connection with the maintenance and operation of the Property, together with any additions thereto prior to Closing and subject to depletion, resupply, substitution, replacement and disposition in the ordinary course of business and excluding items belonging to third party vendors, including but not limited to, the boutique operator, golf course maintenance company, and marina operator.

“Operator.” As set forth in the Recitals hereof.

“Permitted Exceptions.” As set forth in Section 4.3 hereof.

“Personal Property.” All (i) FF&E, (ii) Operating Supplies, (iii) Intangible Property, and (iv) other tangible personal property located at the Real Property and owned by Seller and used in connection with the ownership and operation of the Hotel.

“Preliminary Prorations Statement.” As set forth in Section 5.5.4.1 hereof.

“Property.” The Real Property, but in all cases excluding any Personal Property.

“Purchase Price.” As set forth in Section 2.2 hereof.

“Purchaser’s Representatives.” Purchaser’s shareholders and Affiliates, and the existing or prospective lenders, officers, directors, employees, attorneys, accountants, consultants, advisors, agents, engineers, representatives, investors, or contractors of each of them assisting in the evaluation or acquisition of the Property.

“Real Property.” The Land and the Improvements.

“Reports.” As set forth in Section 4.7(d) hereof.

“Seller’s Affidavit.” As set forth in Section 5.2(i) hereof.

“Seller Authorized Encumbrance.” As set forth in Section 4.6 hereof.

“Seller’s Broker.” As set forth in Section 10.1 hereof.

“Seller’s Post-Closing Obligations.” As set forth in Section 12.15.2 hereof.

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“Seller’s Representatives.” Seller’s shareholders, each of Seller’s Affiliates, the Broker, and the lenders, officers, directors, employees, attorneys, accountants, consultants, advisors, agents, representatives or contractors of each of the foregoing.

“Settlement Statement.” As set forth in Section 5.2(d) hereof.

“Submerged Land Lease.” As set forth in Section 5.2(n) hereof.

“Survey”. That certain survey of the Land to be delivered to Purchaser prior to the end of the Due Diligence Period.

“Survival Date.” As set forth in Section 12.15.1 hereof.

“Tenant.” As set forth in the Recitals hereof.

“Title Commitment.” As set forth in Section 4.1 hereof.

“Title Insurer.” First American Title Insurance Company National Commercial Services, through its offices at 13450 West Sunrise Blvd, Suite 300, Sunrise, FL 33323, Attention: [redacted]

“Title Policy.” As set forth in Section 4.3 hereof.

II.

SALE AND PURCHASE OF THE PROPERTY

2.1 Purchase of the Property. As of Closing, and subject to the terms and conditions of this Agreement, Seller shall sell, assign, convey, transfer and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, Seller’s right, title and interest in and to the Property and the Personal Property, free and clear of all Liens (other than the Permitted Exceptions), at the Purchase Price provided in Section 2.2 hereof, as adjusted in accordance with the provisions hereof.

2.2 Purchase Price and Terms of Payment. The purchase price for the Property and the Personal Property (the “Purchase Price”) shall be Fifty-Five Million and 00/100 Dollars ($55,000,000.00), and shall be payable as follows:

2.2.1 Deposit. Within five (5) Business Days of the execution of this Agreement, Purchaser shall wire transfer to the Escrow Agent Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the “Initial Deposit”). Within five (5) Business Days after the expiration of the Due Diligence Period, if Purchaser has not terminated the Agreement pursuant to Section 4.5.1 hereof, Purchaser shall wire transfer an additional Five Hundred Thousand and 00/100 Dollars ($500,000.00) to the Escrow Agent (the “Second Deposit”, and, together with the Initial Deposit, collectively referred to herein as the “Deposit”). The Deposit shall be nonrefundable to Purchaser, except (a) in the event that Purchaser elects to terminate this Agreement pursuant to the terms hereof following a default by Seller of its obligations under this Agreement that is not cured within any applicable cure period provided in this Agreement, (b) if a condition precedent to Purchaser’s obligations as set forth in this Agreement is not satisfied as of the Closing Date, or (c) as otherwise specifically provided in this Agreement. The Deposit shall be applied to the Purchase Price on the Closing Date if Closing occurs.

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2.2.3 Balance of Purchase Price. Not later than 3:00 p.m. Eastern time on the Closing Date, after all conditions for Purchaser’s obligations have been satisfied, and all of Seller’s closing documents have been executed and deposited with the Escrow Agent pursuant to Section 5.2, Purchaser shall deposit with Escrow Agent, in Good Funds, the Purchase Price less the Deposit, reduced or increased by such amounts as are required by such prorations, credits, costs or other adjustments which are required by this Agreement and which shall be computed and determined in accordance with the provisions of Section 5.5.

III.

ESCROW

3.1 Escrow. Purchaser and Seller shall establish an escrow (the “Escrow”) with Escrow Agent by executing on the Effective Date hereunder, and having Escrow Agent execute (via pdf delivery and in counterparts) the “Deposit Escrow Instructions” in the form attached hereto as Exhibit B and Purchaser shall deposit the Deposit with Escrow Agent when required hereunder, to be held by Escrow Agent pursuant to the Deposit Escrow Instructions.

3.2 Deposit of Funds. Except as otherwise provided in this Agreement, all funds deposited into the Escrow by Purchaser shall be immediately deposited by Escrow Agent into an interest bearing account, subject to the control of Escrow Agent, in a bank or savings and loan association, or other institution reasonably acceptable to Purchaser and Seller; provided, however, that such funds must be readily available as necessary to comply with the terms of this Agreement and the Deposit Escrow Instructions (including the return of the Deposit to Purchaser in accordance with the provisions of this Agreement and the Deposit Escrow Instructions), and for the Closing to occur within the time specified in Section 5.1 of this Agreement.

3.3 Release of Funds by Escrow Agent. Escrow Agent’s obligation, if any, under this Agreement or the Deposit Escrow Instructions to release the Deposit, and any other funds, prior to the Closing Date is subject to such funds having cleared through the bank, savings and loan, or other financial institution on which such funds are drawn. Escrow Agent shall make such payments only in strict accordance with the provisions of the Deposit Escrow Instructions, and Purchaser and Seller agree to save and hold Escrow Agent harmless in disbursing and releasing the funds as specified in the Deposit Escrow Instructions, except to the extent of Escrow Agent’s gross negligence or willful misconduct.

IV.

CONDITION OF TITLE; DUE DILIGENCE REVIEW

4.1 Due Diligence Materials. During the period from the signature of the Letter of Intent in January 2022 and the execution of this Agreement, Buyer has conducted and will continue to conduct all due diligence of the Property desired by Purchaser, including without limitation title, survey, property inspections, review of contracts and environmental studies and has satisfied itself with the condition of the Property. Seller has, as of the Effective Date, delivered and shall continue to deliver to Purchaser, as appropriate, all materials, data, and information pertaining to the ownership and operation of the Property (collectively, “Due Diligence Materials”) in Seller’s possession or control relating to the condition, title, or operation of the Property either via the internet data room site or delivery of pdf attachments via email. In the event that Seller obtains possession or control of additional Due Diligence Materials, Seller shall add such additional Due Diligence Materials to the data room site and advise Purchaser in writing that Seller has done so, stating which additional Due Diligence Materials were added to the data room site.

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4.2 Survey. Seller has ordered an updated ALTA Survey of the Property from a Florida licensed land surveyor and shall deliver same to Purchaser not later than five (5) days after the Effective Date. If requested by Purchaser, the survey shall be certified to Purchaser, the Title Insurer, Purchase’s counsel, and such lenders as Purchaser may direct.

4.3 Title Commitment. Purchaser has ordered from the Escrow Agent, at Purchaser’s sole cost and expense, and shall cause to be furnished to Purchaser, with a copy to Seller, a current commitment for an ALTA Owner’s Policy of Title Insurance (standard coverage) for the Real Property issued by Title Insurer (the “Title Commitment”) reflecting the status of title to the Real Property and all exceptions, including easements, restrictions, rights-of-way, rights-of-use, leases, covenants, reservations, conditions and other encumbrances, if any, affecting the Real Property, which would appear in an ALTA Owner’s Policy of Title Insurance (standard coverage), and committing to issue the ALTA Owner’s Policy of Title Insurance (standard coverage) to Purchaser for the Real Property in the full amount of the Purchase Price. Accompanying the Title Commitment, Escrow Agent shall cause to be furnished to Purchaser, to the extent available, legible copies of the documents affecting the Real Property referred to in the Title Commitment.

4.4 Title to the Real Property. Effective as of the Closing Date, but conditioned upon Closing and the payment of the title insurance premium, Escrow Agent shall cause Title Insurer to issue to Purchaser, with respect to the Real Property, Title Insurer’s ALTA Owner’s Policy of Title Insurance (standard coverage) (the “Title Policy”) with respect to the Real Property, with the liability under the Title Policy being equal to the Purchase Price, insuring the fee title in the Real Property as vested in Purchaser subject only to the following matters affecting title (“Permitted Exceptions”):

(a) All real estate taxes, general and special property taxes and assessments for the current year of assessment (which shall be subject to adjustment pursuant to Section 5.5.1.1), and all amounts payable under all improvement and assessment bonds for the period from and after Closing;

(b) All Liens, Encumbrances and any other exceptions to title as referenced in the Title Commitment, except Liens and Encumbrances which Seller has agreed to or is required to remove at or prior to Closing pursuant to the provisions of this Article IV;

(c) Any items deemed to be Permitted Exceptions pursuant to Section 4.6;

(d) Laws now or hereafter in effect so far as these affect the Real Property or any part thereof, including zoning ordinances (and amendments and additions relating thereto) and the Americans with Disabilities Act of 1990, as amended, and any and all other Laws, known or unknown, relating to the Property, or its condition, use, value or operation;

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(e) Any Liens, Encumbrances or other exceptions to title created by or through Purchaser or its agents, employees and/or contractors, including any that arise by reason of the entry on the Real Property by Purchaser or any Purchaser’s Representative;

(f) All standard exceptions and exclusions contained in the Title Policy not customarily removed upon receipt by Title Insurer of Seller’s Affidavit;

(g) Any matter shown on the Survey which does not prevent, restrict or impair in any material respect the use of the Real Property as presently being used and as to which Purchaser has not objected during the Due Diligence Period. Specific matters of the Survey which are not otherwise recorded shall not appear as Permitted Exceptions in the Deed;

(h) The rights of Tenant under the Lease; and

(i) Any exceptions that cannot be deleted due to the operation of Law or rules promulgated pursuant thereto.

In addition, Purchaser shall have the right to obtain from Title Insurer such endorsements to the Title Policy and/or such additional liability protection as Purchaser may elect to obtain; provided, however, that Purchaser’s ability to obtain such title endorsements and/or such additional liability protection shall not be a condition precedent to Purchaser’s obligations hereunder and shall not extend or delay Closing. Purchaser shall be solely responsible for negotiating with Title Insurer with respect to the Title Policy and/or with respect to such title endorsements and/or such additional liability protection as may be requested by Purchaser, if any.

4.5 Inspection and Due Diligence Review.

4.5.1 Purchaser shall have the right from and after the Effective Date until 5:00 p.m. Eastern time on May 31, 2022 (“Due Diligence Period”), to satisfy itself, in its sole and absolute discretion, as to the condition of the Property and the Personal Property and the suitability thereof for Purchaser’s purposes and as to the availability of all necessary financing for the Closing and payment of the Purchase Price. Unless and until this Agreement is terminated before the end of the Due Diligence Period, Seller shall cooperate and provide Purchaser with reasonable and continuing access to the Property at reasonable times and upon commercially reasonable notice to Seller (which notice may be delivered by e-mail to [redacted]) for the purpose of Purchaser’s inspection and due diligence review. Prior to the expiration of the Due Diligence Period, neither Purchaser nor any Purchaser’s Representatives shall contact or otherwise discuss this transaction and/or the operation of the Hotel or the Property with any on-site employees of Seller or Tenant except Eileen Kett and Paola Mora, or any contractors, vendors, or other third parties who contract for services or supplies with Seller or Operator, without first having obtained the prior written consent of Seller. Following the expiration of the Due Diligence Period, and assuming Purchaser does not terminate this Agreement pursuant to the following sentence, the restriction on communications in the immediately preceding sentence shall be of no force and effect and Purchaser shall have the right to contact anyone Purchaser may deem necessary or desirable in furtherance of Purchaser’s acquisition of the Property and Personal Property. At any time prior to the end of the Due Diligence Period, Purchaser shall have the right, in its sole discretion, by providing Notice to Seller and Escrow Agent, to terminate this Agreement and, upon receipt of such Notice, Escrow Agent shall deliver the Deposit to Purchaser, whereupon this Agreement shall terminate and, except for those obligations which expressly survive termination of this Agreement, neither party shall have any further obligation to the other. If Purchaser does not deliver such Notice to terminate the Agreement by the end of the Due Diligence Period, Purchaser shall be deemed to have elected to proceed hereunder.

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4.5.2 Prior to any entry by Purchaser or any Purchaser’s Representative onto the Property, Purchaser shall: (i) ensure that Purchaser and each Purchaser’s Representative entering the Property is covered by a policy of commercial general liability insurance, issued by an insurer reasonably satisfactory to Seller, covering all activities of Purchaser or such Purchaser’s Representative, with a single limit of liability (per occurrence and aggregate) of not less than $1,000,000.00; and (ii) deliver to Seller a Certificate of Insurance, evidencing that such insurance is in force and effect, and evidencing that Seller and Tenant have been named as additional insureds thereunder. Such insurance shall be written on an “occurrence” basis and shall be maintained in force until the earlier of (a) the termination of this Agreement and the conclusion of the activities of Purchaser and its contractors and agents in or about the Property, or (b) the Closing Date.

4.5.3 Prior to the execution hereof, Purchaser has also had the opportunity to conduct a Phase I environmental audit/study of the Real Property, and if recommended by Purchaser’s environmental consultant, a Phase II environmental audit/study.

4.5.4 Purchaser shall at all times conduct such due diligence in compliance with all Laws and in a manner so as to not cause damage, loss, cost or expense to Seller, the Property, or guests of the Hotel, and without unreasonably interfering with or disturbing (i) any employee, or guest at the Hotel or (ii) the operations of the Hotel. Other than as required by Law, subpoena or other court order, or in furtherance of the assignment of any License or the Submerged Land Lease, Purchaser shall not reveal to any governmental entity or any other third party (other than Purchaser’s Representatives on a need-to-know basis) not approved by Seller the results of or any other information acquired pursuant to its inspections which is not already public information. Purchaser will promptly restore any damage to the Hotel or the Property caused by Purchaser’s inspections to their condition immediately preceding such inspections and examinations and will keep the Property free and clear of any mechanic’s liens or materialmen’s liens in connection with such inspections and examinations.

4.5.5 The cost of the inspections and tests undertaken pursuant to this Section 4.5 shall be borne solely by Purchaser. Purchaser shall indemnify, protect, defend, and hold Seller and all Seller’s Representatives harmless for, from and against any Claim, Lien or Encumbrance (including reasonable attorneys’ fees and expenses, whether or not legal proceedings are instituted) arising from or related to the acts or omissions of Purchaser or Purchaser’s Representatives occurring in connection with, or as a result of, such inspections, tests or examinations of the Property. If Purchaser elects to terminate this Agreement prior to the end of the Due Diligence Period, or upon any other termination of this Agreement except by reason of Seller’s default hereunder, Purchaser shall at Seller’s request deliver to Seller copies of all non-proprietary and non-confidential third-party reports received by Purchaser with respect to the Property; any such delivery being without representation or warranty by Purchaser whatsoever and at no cost to Seller.

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4.5.6 Purchaser covenants and agrees that, until the Closing Date, subject to the terms of Section 4.5.4 and Section 12.14, all non-public information and materials disclosed and/or delivered to it by or on behalf of Seller or Seller’s Representatives are confidential and proprietary information, and that Purchaser shall (and shall cause Purchaser’s Representatives to) hold the same in strict confidence, and shall not disclose the same to anyone other than Purchaser’s Representatives assisting in the evaluation of the Property on a “need-to-know” basis subject to the confidentiality restrictions set forth herein, except that Purchaser may make such disclosures as required by law or in connection with Purchaser’s registration of securities with a securities exchange. Purchaser also agrees that, if the transactions contemplated in this Agreement are not consummated as provided herein, Purchaser shall return to Seller or destroy all such information and documentation, including all third-party reports and studies obtained by Purchaser with respect to the Property, together with all copies thereof (except as may otherwise be required to be retained by Purchaser by Law and copies that are stored electronically in conjunction with the written records retention policy of Purchaser or its Affiliates and that are only accessible to document management personnel, provided that any such retained information shall in all events remain subject to the confidentiality provisions of this subsection), but shall deliver to Seller copies of all such non-proprietary third-party reports and studies if requested by Seller.

4.5.7 Except as expressly provided in this Agreement, Seller makes no representations or warranties as to the truth, accuracy or completeness of any materials, data or other information, if any, supplied to Purchaser or any Purchaser’s Representative in connection with Purchaser’s inspection or evaluation of the Property (e.g., that such materials are complete, accurate or the final version thereof, or that all such materials are in Seller’s possession or that such materials contain all relevant facts or do not omit facts or information that may be of interest to Purchaser), except that Seller represents and warrants to Purchaser that the documents and other materials that Seller has or shall provide to Purchaser under this Agreement are the complete and accurate copies of such documents and other materials in Seller’s possession or control. It is the parties’ express understanding and agreement that any such materials are to be provided only for Purchaser’s convenience in making its own examination and determination prior to the expiration of the Due Diligence Period as to whether it wishes to purchase the Property, and, in doing so, Purchaser shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and not on any materials supplied by Seller. Purchaser expressly disclaims any intent to rely on any such materials provided to it by Seller or Seller’s Representatives in connection with its inspection and agrees that it shall rely solely on its own independently developed or verified information.

4.5.8 During the Due Diligence Period, Purchaser and Seller shall each work in good faith to negotiate the terms of a lease for the Property (the “Lease”) which shall contain the terms set forth on Exhibit F attached hereto. Seller shall deliver a draft of the Lease to Purchaser within fifteen (15) days of the Effective Date. In the event Purchaser and Seller do not agree on the form of Lease prior to the end of the Due Diligence Period, after reasonable, good faith and appropriate discussions, Purchaser or Seller shall each have the right, in their sole direction, by providing Notice to the other party and Escrow Agent, to terminate this Agreement on any date prior to the end of the Due Diligence Period, and, upon receipt of such Notice, Escrow Agent shall deliver the Deposit to Purchaser, whereupon this Agreement shall terminate and, except for those obligations which expressly survive termination of this Agreement, neither party shall have any further obligation to the other.

4.5.9 The obligations of Purchaser under this Section 4.5 (including its indemnification obligations) shall survive Closing or the termination of this Agreement indefinitely.

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4.6 Subsequent Liens and Encumbrances . After the Effective Date, Seller shall not create or permit to be recorded any Lien, easement, ground lease, restrictive covenant, or other Encumbrance (“Seller Authorized Encumbrance”) against the Property. If a Seller Authorized Encumbrance arises after the Effective Date and Purchaser objects to such Seller Authorized Encumbrance, Seller shall Cure same within fifteen (15) days of Purchaser’s objection to such Seller Authorized Encumbrance. Seller’s failure to timely Cure such objected to Seller Authorized Encumbrance shall constitute a Seller default. If a Lien or Encumbrance arises after the effective date of the Title Commitment (a “New Encumbrance”) and Purchaser objects to such New Encumbrance, Purchaser shall give Notice to Seller of its objection within five (5) Business Days after the earlier of discovering such New Encumbrance or receiving actual Notice of such New Encumbrance. If Purchaser does not timely object to it, such New Encumbrance shall be a Permitted Exception. If Purchaser timely objects to such New Encumbrance, Seller shall give Notice to Purchaser, within five (5) Business Days of Seller’s receipt of Purchaser’s objection Notice, as to whether Seller agrees to Cure such New Encumbrance. Seller’s failure to deliver such Notice to Purchaser within such five (5) Business Day period shall be deemed to be Seller’s election not to Cure such New Encumbrance, except that if the New Encumbrance is also a Seller Authorized Encumbrance, Seller must Cure same in accordance with this Section 4.6 above. If Seller declines (or is deemed to decline) to Cure such New Encumbrance, then the following shall apply: (a) Purchaser shall be entitled (in its sole discretion) to terminate this Agreement by delivering written notice of such election within five (5) Business Days following its receipt of notification (or deemed notification) that Seller has declined to Cure, or (b) Purchaser may proceed to Close and such New Encumbrance shall be deemed a Permitted Exception. If Seller agrees to cure a New Encumbrance to which Purchaser timely objects pursuant to this Section 4.6, Seller shall be obligated to Cure such New Encumbrance at or before Closing as a condition precedent to Purchaser’s obligation to proceed to Closing. If Purchaser terminates this Agreement pursuant to the preceding sentence, the Deposit shall be returned to Purchaser, this Agreement shall terminate and neither party shall have any obligation to the other party hereunder except for obligations that expressly survive termination of this Agreement. Notwithstanding the foregoing, if a New Encumbrance arises within the five (5) Business Days prior to the Closing Date, the Closing Date shall be extended to the fifth (5th) Business Day after: (1) if Seller has elected to Cure such New Encumbrance, Seller’s Cure of such New Encumbrance in accordance with this Section 4.6, but in all events such Cure must occur prior to the Outside Cure Date; or (2) if Seller has not elected to Cure such New Encumbrance, the expiration of five (5) Business Day period during which Purchaser has a right to terminate this Agreement following Seller’s delivery of Notice (or deemed delivery of Notice) that it has declined to Cure a New Encumbrance.

4.7 Condition of the Property . EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT TO THE CONTRARY:

(a) PURCHASER ACKNOWLEDGES THAT PURCHASER HAS SUBSTANTIAL EXPERIENCE WITH REAL PROPERTY AND THAT PURCHASER WILL ACQUIRE THE PROPERTY IN “AS IS, WHERE IS, WITH ALL FAULTS” CONDITION, AND SOLELY IN RELIANCE ON PURCHASER’S OWN INSPECTION AND EXAMINATION AND SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN. PURCHASER WAIVES ANY OBLIGATION ON THE PART OF SELLER, OR ANY OTHER PERSON OR ENTITY, TO DISCLOSE ANY DEFECTS OR OTHER DEFICIENCIES OR LIABILITIES IN OR WITH RESPECT TO THE PROPERTY.

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(b) IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT SELLER AND SELLER’S REPRESENTATIVES MAKE NO REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND, NATURE OR SORT, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION, PAST, PRESENT OR FUTURE OPERATION AND/OR PERFORMANCE, OR VALUE, OF ALL OR ANY PART OF THE PROPERTY EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT. SELLER SHALL CONVEY THE PROPERTY TO PURCHASER “AS IS AND WHERE IS, WITH ALL FAULTS,” AND PURCHASER ACKNOWLEDGES THAT NEITHER SELLER NOR ANY SELLER’S REPRESENTATIVES MAKES OR HAS MADE ANY REPRESENTATIONS, GUARANTIES OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE QUALITY, CHARACTER, EXTENT, PERFORMANCE, CONDITION OR SUITABILITY OF THE PROPERTY FOR ANY PURPOSE. PURCHASER ACKNOWLEDGES THAT PURCHASER SHALL BE SOLELY RESPONSIBLE AND LIABLE FOR ASCERTAINING THE TRANSFERABILITY OF ALL LICENSES AND OTHER GOVERNMENTAL CONSENTS AND AUTHORIZATIONS FOR THE OWNERSHIP AND USE OF THE PROPERTY AND SHALL BE SOLELY RESPONSIBLE FOR OBTAINING THE TRANSFERS THEREOF, SUBJECT TO SELLER’S OBLIGATION TO COOPERATE AS FOUND ELSEWHERE IN THIS AGREEMENT.

(c) PURCHASER’S INSPECTION, INVESTIGATION AND SURVEY OF THE PROPERTY PRIOR TO THE EXECUTION HEREOF AND DURING the Due diligence period SHALL BE IN LIEU OF ANY NOTICE OR DISCLOSURE REQUIRED BY ANY LAW, RULE OR REGULATION, INCLUDING LAWS REQUIRING DISCLOSURE BY SELLER OF FLOOD, FIRE, MOLD, SEISMIC HAZARDS, LEAD PAINT, LANDSLIDE AND LIQUEFACTION, OTHER GEOLOGICAL HAZARDS, RAILROAD AND OTHER UTILITY ACCESS, SOIL CONDITIONS AND OTHER CONDITIONS WHICH MAY AFFECT THE USE OR VALUE OF THE REAL PROPERTY, AND PURCHASER HEREBY WAIVES ANY REQUIREMENT FOR A NOTICE PURSUANT TO THOSE PROVISIONS AND HEREBY ACKNOWLEDGES AND AGREES THAT IT IS FAMILIAR WITH SUCH DISCLOSURE REQUIREMENTS AND WILL CONDUCT ITS OWN DUE DILIGENCE WITH RESPECT TO ALL MATTERS COVERED THEREBY, AND HEREBY RELEASES SELLER AND ALL SELLER’S REPRESENTATIVES FROM LIABILITY IN CONNECTION WITH ANY SUCH MATTERS THAT ARE NOT THE SUBJECT OF SELLER’S REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE IN THIS AGREEMENT.

(d) PURCHASER ALSO ACKNOWLEDGES AND AGREES THAT, ALTHOUGH SELLER OR SELLER’S REPRESENTATIVES MAY HAVE PROVIDED TO PURCHASER CERTAIN REPORTS, STUDIES AND SURVEYS FOR OR REGARDING THE REAL PROPERTY (“REPORTS”), SELLER AND SELLER’S REPRESENTATIVES HAVE NOT VERIFIED THE ACCURACY THEREOF AND MAKE NO REPRESENTATIONS OR WARRANTIES REGARDING THE MATTERS SET FORTH THEREIN OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT. IT BEING THE RESPONSIBILITY OF PURCHASER TO VERIFY THE ACCURACY OF SUCH REPORTS. PURCHASER HEREBY IRREVOCABLY RELEASES AND FOREVER DISCHARGES SELLER AND ALL SELLER’S REPRESENTATIVES FROM ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES OR OBLIGATIONS ARISING OUT OF OR IN ANY WAY RELATED TO THE REPORTS, WHICH RELEASE AND DISCHARGE FROM LIABILITY SHALL SURVIVE CLOSING INDEFINITELY.

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(e) FURTHERMORE, PURCHASER ACKNOWLEDGES THAT SELLER AND SELLER’S REPRESENTATIVES HAVE NOT MADE AND DO NOT MAKE ANY REPRESENTATIONS OR WARRANTIES IN CONNECTION WITH THE PRESENCE, INTEGRATION OR NON-INTEGRATION OF HAZARDOUS MATERIALS UPON, BENEATH OR WITHIN THE REAL PROPERTY EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT. IN THAT REGARD, PURCHASER WILL, PRIOR TO THE EXPIRATION OF THE DUE DILIGENCE PERIOD, CONDUCT ITS OWN INVESTIGATION AND OBTAIN ITS OWN ENVIRONMENTAL ASSESSMENT REPORTS TO DETERMINE IF THE REAL PROPERTY CONTAINS OR MAY CONTAIN ANY HAZARDOUS MATERIALS OR TOXIC WASTE, MATERIALS, DISCHARGE, DUMPING OR CONTAMINATION, WHETHER SOIL, GROUNDWATER OR OTHERWISE, WHICH VIOLATES ANY FEDERAL, STATE, LOCAL OR OTHER GOVERNMENTAL LAW, REGULATION OR ORDER OR REQUIRES REPORTING TO ANY GOVERNMENTAL AUTHORITY.

(f) PURCHASER, FOR ITSELF AND ITS OWNERS, SUCCESSORS AND ASSIGNS, HEREBY RELEASES AND FOREVER DISCHARGES SELLER AND ALL SELLER’S REPRESENTATIVES, AND THEIR RESPECTIVE PAST, PRESENT AND FUTURE MEMBERS, AFFILIATES, EMPLOYEES, OFFICERS, AGENTS, ATTORNEYS, ASSIGNS, AND SUCCESSORS-IN-INTEREST FROM ALL PAST, PRESENT AND FUTURE CLAIMS, DEMANDS, OBLIGATIONS, LOSSES AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, WHETHER NOW KNOWN OR UNKNOWN, DIRECT OR INDIRECT, FORESEEN OR UNFORESEEN, SUSPECTED OR UNSUSPECTED, WHICH ARE BASED UPON OR ARISE OUT OF OR IN CONNECTION WITH THE CONDITION OF THE PROPERTY, THE MATTERS ADDRESSED IN THE FOREGOING SUBSECTIONS OF THIS SECTION 4.7 AND WITH RESPECT TO THE PRESENCE OF ANY HAZARDOUS MATERIALS, ANY ENVIRONMENTAL DAMAGES OR ENVIRONMENTAL REQUIREMENTS, INCLUDING THE PHYSICAL, STRUCTURAL, GEOLOGICAL, MECHANICAL AND ENVIRONMENTAL (SURFACE AND SUBSURFACE) CONDITION OF THE REAL PROPERTY (INCLUDING THE IMPROVEMENTS THEREON) OR ANY LAW OR REGULATION RELATING TO HAZARDOUS MATERIALS. WITHOUT LIMITING THE FOREGOING, THIS RELEASE SPECIFICALLY APPLIES TO ALL LOSSES AND CLAIMS ARISING UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT OF 1986, (42 U.S.C. SECTIONS 9601 ET SEQ.), THE RESOURCES CONSERVATION AND RECOVERY ACT OF 1976, (42 U.S.C. SECTIONS 6901 ET SEQ.), THE CLEAN WATER ACT, (33 U.S.C. SECTIONS 466 ET SEQ.), THE SAFE DRINKING WATER ACT, (14 U.S.C. SECTION 1401-1450), THE HAZARDOUS MATERIALS TRANSPORTATION ACT, (49 U.S.C. SECTIONS 1801 ET SEQ.), THE TOXIC SUBSTANCE CONTROL ACT, (15 U.S.C. SECTIONS 2601-2629), AND ANY OTHER FEDERAL, STATE OR LOCAL LAW OF SIMILAR EFFECT, AS WELL AS ANY AND ALL COMMON LAW CLAIMS.

The provisions of this Section 4.7 shall survive Closing indefinitely.

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V.

CLOSING

5.1 Closing Date . The “Closing Date” for purposes of this Agreement shall be June 30, 2022, or such earlier or later date as may be agreed upon, in writing, by Seller and Purchaser. The Closing shall occur prior to 2:00 p.m. Eastern time on the Closing Date through an “escrow-style” closing with the Title Company. Purchaser and Seller agree to act in good faith (including using Zoom or other means of communication) to close the transactions contemplated hereunder, subject to and in accordance with the terms of this Agreement.

5.2 Documents to be Delivered to Escrow Agent by Seller . On or before the Closing, Seller agrees that Seller will deposit with Escrow Agent the following items and instruments (executed and acknowledged, if appropriate):

(a) A deed in substantially the form and content of the deed attached hereto as Exhibit C and otherwise in recordable form, prepared and executed by Seller and acknowledged before a Notary Public (the “Deed”);

(b) A Non-Foreign Affidavit executed by Seller (or parent of such Seller, as required) in the form attached hereto as Exhibit D (“Non-Foreign Affidavit”);

(c) A Bill of Sale conveying title to the Personal Property other than the Intangible Property free and clear of all liens and claims of others in substantially the form attached as Exhibit G, prepared and executed by Seller and Tenant to the extent that Tenant has any interest in the said Personal Property and acknowledged before a Notary Public;

(d) An Assignment of Intangible Property conveying title to the Intangible Property free and clear of all liens and claims of others in substantially the form attached as Exhibit H, prepared and executed by Seller and Tenant, to the extent that Tenant has any interest in the Intangible Property, and acknowledged before a Notary Public;

(e) All transfer tax and other tax returns, if any, which Seller is required by Law to execute and acknowledge and to deliver, either individually or together with Purchaser, to any governmental authority as a result of the sale of the Real Property, executed by Seller and, if required, acknowledged;

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(f) Two (2) duplicate originals of a closing settlement statement setting forth the prorations and adjustments set forth in the Preliminary Prorations Statement and as otherwise specified in this Agreement (the “Settlement Statement”), executed by Seller;

(g) Seller’s 1099-S;

(h) Such other instruments or documents as may be reasonably required by Title Insurer to be delivered or executed by Seller in order to issue the Title Policy;

(i) An owner’s affidavit in the form attached as Exhibit E hereto, with such changes as may be required by Title Insurer to issue the Title Policy and to delete the exceptions for the gap, construction liens, and parties in possession from the Title Policy, executed by Seller (the “Seller’s Affidavit”);

(j) Evidence of Seller’s authority to execute and deliver the Deed and consummate the transactions contemplated by this Agreement, in a form reasonably acceptable to Title Insurer;

(k) Evidence of Tenant’s authority to execute and deliver the Bill of Sale, Assignment of Intangible Property and such other documents as may be joined in by Tenant;

(l) The Lease executed by Seller;

(m) A termination agreement with respect to the Operating Lease Agreement executed by Seller and Tenant, effective as of 12:00 a.m. on the Closing Date;

(n) Three (3) duplicate originals of an assignment of the Submerged Land Lease recorded in Official Records Book 3284 at page 476 of the Public Records of Saint Lucie County, Florida, as same may have been extended or modified (the “Submerged Land Lease”) in form and content as may be required by the lessor thereunder;

(o) The application for the transfer of the Submerged Land Lease signed by the lessee thereunder;

(p) The original signed Guaranty and authorizing Resolution as described in Section 12.15.3;

(q) A termination of that certain Short Form of Ground Lease, with respect to the unrecorded lease, by and between Sandpiper Resort Properties, Inc., as Lessor, and Village Properties of Sandpiper Co, as Lessee, recorded in Official Records Book 869, Page 2577, and a termination of that certain Lease Assignment and Agreement, by and between Sunport Property Co., as Assignor, and Nastionsbank of Georgia, National Association, as Assignee, recorded in Official Records Book 869, Page 2785 relating to said unrecorded lease, both of the Public Records of Saint Lucie County, Florida, in recordable form, executed by the parties to said instruments, and acknowledged before a Notary Public;

(r) A termination of that certain Short Form of Ground Lease, recorded in Official Records Book 869, Page 2596 both of the Public Records of Saint Lucie County, Florida, with respect to that certain unrecorded lease, by and between Sunport Property Co., as Lessor, and Holiday Village of Sandpiper, Inc., as Lessee, in recordable form, executed by the parties to said instrument, and acknowledged before a Notary Public; and

(s) Such other instruments or documents as may be reasonably necessary to effect or carry out the covenants and obligations to be performed by Seller pursuant to this Agreement, including without limitation such documents as may be required by Board of Trustees of the Internal Improvement Fund of the State of Florida or the Florida Department of Environmental Protection to facilitate the assignment of the Submerged Land Lease, and as may be required by the State of Florida Division of Alcoholic Beverages and Tobacco to transfer the alcoholic Beverage License (event though such License may not be transferred until the expiration of the Lease) including the Affidavit of Transferor, to the extent that the same have been requested no later than three (3) Business Days prior to the Closing Date.

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5.3 Documents to be Delivered to Escrow Agent by Purchaser. On or before the Closing, Purchaser agrees that Purchaser will deposit or cause to be deposited with Escrow Agent the following items and instruments (executed and acknowledged, if appropriate):

(a) The funds referred to in Section 2.2.2 hereof;

(b) To the extent that Law requires that the Deed, transfer tax or other tax forms, or recording forms be executed by the grantee, such instruments executed by Purchaser and, if required, acknowledged in the presence of a Notary Public in accordance with the Laws of the state in which the Real Property is located;

(c) Two (2) duplicate originals of the Settlement Statement executed by Purchaser;

(d) The Preliminary Prorations Statement, executed by Purchaser;

(e) The Lease executed by Purchaser;

(f) Three (3) duplicate originals of an assignment of the Submerged Land Lease in form and content as may be required by the lessor thereunder; and

(g) Such other instruments or documents as may be reasonably necessary to effect or carry out the covenants and obligations to be performed by Purchaser pursuant to this Agreement to the extent that the same have been requested no later than three (3) Business Days prior to the Closing Date.

5.4 Recording of Deed . Escrow Agent will cause (i) the Deed to be dated as of the Closing Date and recorded among the official records of the appropriate jurisdiction for the Real Property and (ii) all other conveyance documents deposited with Escrow Agent to be dated as of the Closing Date, at such time as Title Insurer is prepared to issue the Title Policy to be issued to Purchaser as contemplated in this Agreement (but in no event after the Closing Date), and will hold for the account of Seller and Purchaser the items and funds (if any) to be delivered to Seller and Purchaser, after payment of costs, expenses, disbursements and prorations chargeable to Seller or Purchaser pursuant to the provisions of this Agreement.

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5.5 Prorations and other Adjustments.

5.5.1 Taxes.

5.5.1.1 All real estate and personal property general and special taxes and assessments levied against the Property for the current assessment period and all amounts payable under any improvement and assessment bonds shall be prorated as of the expiration date of the Lease. If the exact amount of taxes is not known at Closing, the proration will be based on the most recent available tax bill and shall be adjusted within fifteen (15) Business Days from written request by either party after the receipt of the tax bill for the tax year in which the Closing occurs, provided that such request shall be made no later than December 31st of the year of the Closing. It is understood that any supplemental property tax bill issued as a result of the sale of the Property pursuant to the provisions of this Agreement, shall be borne by Seller. Notwithstanding anything to the contrary in this Agreement, Seller shall retain all right, title and interest in and to any and all property tax (both real property and personal property) refunds and claims for refunds with respect to the Property for any period prior to the Closing Date. Both Seller and Purchaser shall have the right to pursue claims for any such refunds, with respect to their respective periods of ownership.

5.5.1.2 If (i) any proceeding for certiorari or other proceeding to determine the assessed value of the Real Property or the real property taxes payable with respect to the Real Property is continuing as of the Closing Date and (ii) any appeal of any supplemental real property tax assessment that relates to periods prior to the Closing Date is filed by Seller (and Purchaser is not then engaged in an appeal of such supplemental taxes), Seller will be entitled to control the prosecution of such proceeding or proceedings to completion and to settle or compromise any claim therein, subject to the reasonable approval of Purchaser if the matter relates to any tax year or partial tax year following the Closing Date. Purchaser agrees to cooperate with Seller and to execute any and all documents reasonably requested by Seller in furtherance of the foregoing, all without cost to Purchaser (other than deductions in accordance with the last sentence of this Section 5.5.1.2). Any amounts recovered in such settlement or proceeding, net of the expenses of recovery thereof, including any fee or commission to any real property tax consultant due in connection with the real property tax proceeding, shall be appropriately apportioned between Seller and Purchaser.

5.5.2 Utility Service. Seller shall request each utility company providing utility service to the Property to cause all utility billings to be closed and billed as of the expiration date of the Lease (or as near as possible to and before the expiration date of the Lease) in order that utility charges may be separately billed for the period prior to the expiration date of the Lease and the period on and after the expiration date of the Lease. If any such utility charges are not separately billed, the same shall be prorated. In connection with any such proration, it shall be presumed that utility charges were uniformly incurred during the billing period in which the expiration date of the Lease occurs. The provisions of this Section 5.5.2 shall survive Closing.

5.5.3 Miscellaneous Permits and Taxes. All water and sewer charges, taxes (other than ad valorem property taxes), including charges, taxes or fees for Licenses which are assignable or transferable without added cost and have a value which will survive Closing, including, but not limited to, any unpaid taxes payable in arrears, shall be prorated as of the expiration date of the Lease but adjusted at the Closing. Seller will be credited for that portion of charges, taxes and fees paid by Seller allocable to the period after the Closing Date (except with respect to any License that is not transferrable to Purchaser).

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5.5.4 Prorations Statements. 5.5.4.1 Preparation. Seller shall, in consultation with Purchaser and with Purchaser’s reasonable cooperation, cause to be prepared a prorations and credit statement for the Property (the “Preliminary Prorations Statement”), which shall show the net amount due either to Seller or Purchaser as a result thereof, and such net amount will be added to, or subtracted from, the payment of the Purchase Price to be paid to Seller pursuant to Section 2.2. The Preliminary Prorations Statement shall not include the taxes to be prorated pursuant to Section 5.5.1.1 which shall be calculated by the Escrow Agent. As soon as Purchaser and Seller have agreed upon the Preliminary Prorations Statement, they shall jointly deliver a mutually signed copy thereof to Escrow Agent. To the extent Purchaser and Seller are unable to agree by three (3) Business Days prior to Closing on any item on the Preliminary Prorations Statement, such item shall be based upon the average of Seller’s and Purchaser’s reasonable determinations and such item shall be finally resolved on the Final Prorations Statement pursuant to Sections 5.5.4.2 and 5.5.4.3.

5.5.4.2 Final Prorations Statement; Post-Closing Adjustments. Except for the prorations for real estate taxes and other assessments, which shall be adjusted as set forth in Section 5.5.1.1, not later than six (6) months after Closing, either party may request post-closing adjustments with respect to Licenses, Contracts, or other items subject to proration or credit that were incomplete, incorrect, or based on estimates as of Closing. Either Seller or Purchaser may prepare and deliver to the other party for its review and reasonable approval a statement of prorations (the “Final Prorations Statement”) within six (6) months following the Closing (together with any back-up documentation as the other party may reasonably request), and the party in whose favor the original incorrect adjustment or error was made shall pay to the other party the sum necessary to correct such prior incorrect adjustment or error within ten (10) Business Days following the parties’ mutual approval of the Final Prorations Statement.

5.5.4.3 Disputes. In case the parties cannot agree as to the adjustments pursuant to Section 5.5.4.2, the parties shall attempt to resolve such dispute, but if for any reason such dispute is not resolved by the date that is sixty (60) days after the delivery of the original notice of the claimed adjustment from the other party, then the parties shall submit such dispute to an accounting firm agreed to by Seller and Purchaser, each in their reasonable discretion (the “Accountants”), and the determination of the Accountants, which shall be made within a period of fifteen (15) days after such submittal by the parties, shall be conclusive. The fees and expenses of the Accountants shall be borne one-half (1/2) each by Purchaser and Seller. At such time as the amount of any adjustment or dispute shall be determined (either by agreement or by determination of the Accountants), any amount that shall be payable by one party to the other party as a result of such adjustment or determination shall be paid within ten (10) Business Days after the date on which such agreement or determination shall have been made.

5.5.5 Proration Allocation. For proration purposes, except as otherwise expressly provided herein, income attributable to the Closing Date shall be for the account of Seller and expenses attributable to the Closing Date shall be charged to Seller.

5.5.6 Survival. The provisions of this Section 5.5 shall survive Closing for a period of one hundred ten (110) days, except with respect to (i) Section 5.5.1.1 hereof, which shall survive until December 31st of the tax year in which the Closing occurs, and (ii) Sections 5.5.4.2 and 5.5.4.3, which if a dispute is timely submitted to the Accountants, shall survive until final payment of any determination rendered by the Accountants in accordance with that Section.

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5.6 Costs . Seller shall pay (i) one-half (1/2) of the cost for transfer taxes on the Deed (including recordation, excise taxes and deed stamps), (ii) all taxes payable in connection with the Deed and assignment of the Submerged Land Lease, (iii) one-half (1/2) of the fees of Escrow Agent pertaining to the sale of the Property, and (iv), and the costs of the Survey. Purchaser shall pay (i) one-half (1/2) of the cost for transfer taxes on the Deed (ii) all costs or premiums for any Title Policy including any endorsements to the Title Policy purchased by Purchaser, (iii) one-half (1/2) of the fees of Escrow Agent pertaining to the sale of the Property, (iv) the recording fee for the Deed and the assignment of the Submerged Land Lease, and (v) the payment of any mortgage taxes, intangible taxes, documentary stamps or recording fees for the mortgage securing Purchaser’s loan, if any. Each party shall pay the fees and expenses of its counsel and other advisors.

5.7 Distribution of Funds and Documents Following Closing . Following Closing, Escrow Agent shall distribute the documents and funds in Escrow as follows:

5.7.1 To Seller:

(a) The Purchase Price, adjusted for costs, offsets and prorations in accordance with the provisions of this Agreement;

(b) A copy of the recorded Deed;

(c) One (1) fully executed duplicate of the Settlement Statement;

(d) One (1) duplicate original or conformed copy as appropriate, of any other document to be received by Seller from Escrow Agent pursuant to the provisions of this Agreement and of all closing instructions given by the parties to the Escrow Agent;

(e) The termination agreement with respect to the Operating Lease Agreement;

(f) The original recorded termination of (x) that certain Short Form of Ground Lease, with respect to the unrecorded lease, by and between Sandpiper Resort Properties, Inc., as Lessor, and Village Properties of Sandpiper Co, and (y) the Lease Assignment and Agreement, by and between Sunport Property Co., as Assignor, and Nastionsbank of Georgia, National Association, as Assignee;

(g) The original recorded termination of that certain Short Form of Ground Lease, by and between Sunport Property Co., as Lessor, and Holiday Village of Sandpiper, Inc.; and

(h) One (1) copy of any other document delivered to Escrow Agent by Purchaser or Seller pursuant to the terms of this Agreement.

5.7.2 To Purchaser:

(a) Any excess funds deposited by Purchaser which remain after disbursement to Seller;

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(b) One (1) conformed copy of the Deed, the original to be mailed to Purchaser following the recordation thereof;

(c) The Bill of Sale;

(d) The Assignment of Intangible Property;

(e) One (1) fully executed duplicate of the Settlement Statement;

(f) One (1) duplicate original or conformed copy as appropriate, of any other document to be received by Purchaser through Escrow pursuant to the provisions of this Agreement;

(g) Two (2) duplicate originals of the assignment of the Submerged Land Lease;

(h) The application for the transfer of the Submerged Land Lease signed by the lessee thereunder;

(i) The Non-Foreign Affidavit executed by Seller;

(j) All transfer tax and other tax returns, if any, delivered by Seller to Escrow Agent;

(k) One (1) duplicate original or conformed copy of the termination agreement with respect to the Operating Lease Agreement;

(l) One (1) conformed copy of Seller’s Affidavit;

(m) One (1) conformed copy of evidence of Seller’s authority to execute and deliver the Deed and consummate the transactions contemplated by this Agreement provided by Seller to Escrow Agent;

(n) One (1) conformed copy of evidence of Tenant’s authority to execute and deliver the Bill of Sale, Assignment of Intangible Property and such other documents as may be joined in by Tenant provided by Seller to Escrow Agent;

(o) One (1) conformed copy of the termination agreement with respect to the Operating Lease Agreement executed by Seller and Tenant

(p) The original of the Title Policy;

(q) The original signed Guaranty and authorizing Resolution as described in Section 12.15.3; and

(r) One (1) copy of any other document delivered to Escrow Agent by Purchaser or Seller pursuant to the terms of this Agreement.

5.8 Possession . Following Closing, Purchaser shall be entitled to sole possession of the Property, subject to the Permitted Exceptions and the Lease.

VI.

ADDITIONAL COVENANTS AND INDEMNITIES

6.1 Purchaser’s Covenants.

6.1.1 Indemnification. Purchaser covenants to defend, indemnify, and hold harmless Seller and each of Seller’s Representatives for, from, and against Seller’s actual damages from any and all Claims (a) arising from the acts and omissions of Purchaser and its agents, employees, and contractors occurring in connection with or as a result of, any inspections, tests, or examinations of or to the Property, except to the extent (i) arising from or related to the negligence or willful misconduct of Seller, Tenant, or their respective employees or Affiliates, or (ii) arising from the mere discovery of a condition that existed upon the Property prior to any inspections performed by or on behalf of Purchaser, (b) arising from the use, management, operation, rental, maintenance and ownership of the Property, based upon acts, conduct or omissions of Purchaser or Purchaser’s Representatives occurring on or after the Closing Date, except as provided in the Lease, (c) caused by or arising out of any misrepresentation by Purchaser in connection with this Agreement, and/or (d) arising from any breach of this Agreement by Purchaser or any instrument or agreement delivered or required to be delivered pursuant to the provisions of this Agreement. This indemnity shall survive Closing for a period of two years.

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6.2 Seller Covenants . Seller covenants with Purchaser as follows:

6.2.1 Indemnification. Seller covenants to defend, indemnify and hold harmless Purchaser and each of Purchaser’s Representatives from and against Purchaser’s actual damages from any and all Claims arising (i) from the use, management, operation, rental, maintenance and ownership of the Property, based upon acts, conduct or omissions occurring before the Closing Date (other than arising as a result of any act or negligent omission of Purchaser or any Purchaser’s Representative), (ii) out of personal injury to any third party or damage to property of any third party occurring prior to the Closing, (iii) caused by or arising out of any misrepresentation by Seller in connection with this Agreement, and/or (iv) arising from any breach of this Agreement by Seller or any instrument or agreement delivered or required to be delivered pursuant to the provisions of this Agreement. This indemnity shall survive Closing for a period of two years.

6.2.2 It is acknowledged that Purchaser is not acquiring Seller’s business operations and that this transaction is the sale of assets only and not the sale of a business as a going concern. As such, Purchaser has no obligations with respect to Seller’s employees and in furtherance of that understanding, Seller shall terminate all employees of Seller (salaried, hourly or otherwise) who are employed in connection with the operation or management of the Property effective as of 11:59 p.m. on the date of expiration of the Lease, and Seller shall be solely responsible for any amount payable (as of termination) to or in respect of any such employees and all other claims relating to such employees, including in each case any employees who are hired by Purchaser, and including without limitation all wages, salaries, gratuities and accrued benefits, accrued vacation and fringe benefits, health benefits and claims, severance obligations, taxes and all other liabilities associated with the employment of any employee to 11:59 p.m. on the date of expiration of the Lease, as well as any statutory fines or penalties. Seller assumes all responsibilities required of Seller under the WARN Act (29 U.S.C. § 2101, et seq.) resulting from this transaction and Seller shall indemnify, defend, and hold Purchaser and Purchaser’s Representatives harmless for liability, including reasonable attorneys’ and paraprofessional fees and costs at trial and all appellate levels, whether suit is brought or not, resulting from, in connection with, or arising from any claim under the WARN Act directly or indirectly resulting from the transactions contemplated by this Agreement. This Section 6.2.2 shall survive Closing and the delivery of the Deed and the other conveyance documents and expiration or sooner termination of the Lease.

6.2.3 Seller or Operator shall be responsible to move or cancel any bookings or reservations for the Hotel which would occur past the expiration date of the Lease or at the Golf Course or other facilities at the Property which would occur past the expiration date of the Lease, and refund any deposits with respect to such bookings or reservations. This Section 6.2.3 shall survive Closing.

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6.2.4 Seller shall cooperate with Purchaser’s application to the lessor under the Submerged Land Lease for approval of the assignment to Purchaser of the Submerged Land Lease, including the timely filing of the annual wet slip revenue report. Seller shall provide such information to Purchaser with respect to any wet slip revenues received by Seller prior to expiration of the Lease to allow Purchaser to file the wet slip revenue report due after expiration of the Lease. This Section 6.2.4 shall survive Closing.

6.2.5 Seller shall continue, through the expiration of the Lease, to use commercially reasonable efforts to maintain and operate the Property and Personal Property in substantially the same manner as prior hereto pursuant to its normal course of business.

6.2.6 Within fifteen (15) days of request by Purchaser made following the expiration of the Due Diligence Period, Seller will obtain and deliver to Purchaser estoppel certificates in form and content provided by Purchaser with respect to any Contract that Purchaser has elected to assume pursuant to Section 6.2.7, from the lessee or contracting party thereof), providing a current and complete copy of the applicable Contract, and all amendments and modifications thereof, and stating both the Seller or Operator (as the case may be) and the other party to the Contract is current and not in default in its performance under the applicable Contract, and providing such other reasonable information as Purchaser may request. Such estoppel certificates shall be dated as of a date not earlier than thirty (30) days prior to. Within said fifteen (15) day period, as to any Contracts that Purchaser has elected to assume, Seller shall deliver to Purchaser a written certification, signed by an executive officer of Seller, that the lessees or other contracting parties under the said Contracts are not in default in their performance under the applicable Contract.

6.2.7 Seller shall, at Seller’s sole cost, terminate all Contracts binding upon the Property on or prior to the expiration date of the Lease unless Purchaser expressly elects to assume a Contract or Contracts by giving Seller written notice of such election no later than May 31, 2022.

6.2.8 Seller or the Operator, as the case may be, shall maintain and renew all Licenses in full force and effect through the expiration of the Lease.

6.2.9 Not later than fifteen (15) days prior to Closing Seller shall deliver to Purchaser either a Certificate of Compliance from the Florida Department of Revenue with respect to Seller’s and Operator’s sales tax compliance and a duly executed and acknowledged limited power of attorney by Seller and Operator to permit Purchaser or its consultant to obtain Certificates of Compliance with respect to Seller’s and Operator’s sales tax compliance.

VII.

REPRESENTATIONS AND WARRANTIES

7.1 Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller that as of the date hereof and upon the Closing Date:

7.1.1 Organization and Standing. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York and has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby to be carried out by it.

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7.1.2 Due Authorization. The performance of this Agreement and the transactions contemplated hereunder by Purchaser have been duly authorized by all necessary action on the part of Purchaser, and this Agreement is binding on and enforceable against Purchaser in accordance with its terms. The person(s) signing this Agreement, and any document pursuant hereto on behalf of Purchaser, has full power and authority to bind Purchaser.

7.1.3 No Conflict. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will violate any restriction, court order, judgment, Law, charter, bylaw, instrument or agreement to which Purchaser is subject.

7.1.4 Solvency/Bankruptcy. Purchaser is solvent and has not (i) made any general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition in bankruptcy by Purchaser’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made any offer of settlement, extension or compromise to its creditors generally, and has not considered doing or undertaking, and has no current plans to do or undertake, any of the foregoing. Furthermore, Purchaser has not taken, and does not contemplate taking, or having taken against it, any such actions.

7.1.5 No Restricted Persons. Seller acknowledges that Purchaser is a public company, and as such, Purchaser makes no representations as to any of its shareholders. Neither Purchaser nor any of its entity Affiliates, nor, to Purchaser’s actual knowledge, or their respective employees, officers, directors, representatives or agents is, nor will they become, a natural person or entity with whom U.S. Persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not assign or otherwise transfer this Agreement to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such natural persons or entities.

7.1.6 ERISA. Purchaser is not nor is it acting on behalf of an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA, a “plan” within the meaning of Section 4975 of the Code that is subject to Section 4975 of the Code, or an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA) of any such employee benefit plan or plans.

Each of the representations and warranties contained in this Section 7.1 and its various subsections and subparagraphs are intended for the benefit of Seller and may be waived in whole or in part, by Seller. All rights and remedies arising in connection with the untruth or inaccuracy of any such representations and warranties shall survive the Closing of the transaction contemplated hereby for a period of two years.

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7.2 Seller’s Representations and Warranties. Seller represents and warrants to Purchaser that, as of the date hereof and as of the Closing Date:

7.2.1 Organization and Standing of Seller. Seller is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Florida, authorized to do business under the Laws of the State of Florida, and has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby to be carried out by it.

7.2.2 Organization and Standing of Operator. Operator is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Florida, authorized to do business under the Laws of the State of Florida, and has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby to be carried out by it. Operator is an Affiliate of Seller and as such, Seller has actual knowledge as to any representation made with respect to Operator under Section 7.2.

7.2.3 Due Authorization. (i) The performance of this Agreement and the transactions contemplated hereunder by Seller have been duly authorized by all necessary action on the part of Seller, and this Agreement is binding on and enforceable against Seller in accordance with its terms, (ii) no further consent of any member, manager, creditor, governmental authority or other party to such execution, delivery and performance hereunder is required, and (iii) the person signing this Agreement and any document pursuant hereto on behalf of Seller has full power and authority to bind Seller.

7.2.4 Non-Foreign Seller. Seller is not a foreign seller as defined in the “Foreign Investment in Real Property Tax Act.”

7.2.5 Solvency/Bankruptcy. Seller and Operator are solvent and have not (i) made any general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition in bankruptcy by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of Seller’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally, and has not considered doing or undertaking, and has no current plans to do or undertake any of the foregoing. Furthermore, Seller and Operator have not and do not contemplate taking, or having taken against it, any such actions.

7.2.6 No Restricted Persons. Neither Seller nor Operator nor any of their Affiliates, nor, to Seller’s actual knowledge, any of their respective partners, shareholders or other equity owners, or their respective employees, officers, directors, representatives or agents is, nor will they become, a natural person or entity with whom U.S. Persons or entities are restricted from doing business under regulations of the OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and have not and will not contract with or otherwise engage in any dealings or transactions or be otherwise associated with such natural persons or entities.

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7.2.7 Due Diligence Materials. The Due Diligence Materials delivered by Seller pursuant this Agreement are true, complete and correct copies of the materials in Seller’s possession.

7.2.8 All of Seller’s Land. The “Land” includes all land owned by Seller and any Affiliate of Seller within Saint Lucie County, Florida.

7.2.9 Contracts. Seller has listed all of the Contracts on Schedule 1 and all of such Contracts are in effect.

7.2.10 No Special Taxes. Seller has not received any written notice of any proposed special taxes or assessments relating to the Property or any part thereof or any planned public improvements that will result in a tax or assessment against the Property not already shown on the tax bill for the Property.

7.2.11 Sales Tax. Seller has timely filed, and will continue to timely file all sales tax returns due to the State of Florida Department of Revenue, and pay all sales and use taxes arising out of Seller’s or Operator’s operations on the Property, including with respect to rents due under the Submerged Land Lease. To the best of Seller’s knowledge, the operator of the marina has timely filed sales tax returns and paid sales and use taxes arising out of the operation of the marina. If, after Closing, the Department of Revenue requires any supportive documentation in connection with a sales tax return filed by Seller or Operator, Seller shall deliver same on a timely basis. This Section 7.2.11 shall survive the Closing.

7.2.12 Condemnation Proceedings; Seller has not received written notice of any condemnation or eminent domain proceeding pending against the Property or any part thereof and no such party is negotiating for any sale of the Property in lieu of any such proceeding.

7.2.13 Actions or Proceedings. There is no action, suit or proceeding, pending or known to be threatened, against or affecting Seller, Operator or the Property in any court or before any arbitrator or before any Governmental Authority which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which Seller or Operator is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (b) would materially and adversely affect the ability of Seller or Operator to perform its obligations hereunder, or under any document to be delivered pursuant hereto, or (c) would create a lien on the Property or Personal Property, any part thereof or any interest therein which would not be discharged at Closing. Attached hereto as Schedule 5 is a listing of all actions or proceedings pending against Seller or Operator and any notices received by either Seller or Operator of claims against either Seller or Operator other than claims covered by Seller’s worker’s compensation insurance policy or Seller’s liability insurance policy, which is an occurrence policy.

7.2.14 Associations. The Real Property, or any portion thereof, is not subject to any homeowners’, property owners’, or condominium association.

7.2.15 Notices of Violations. Seller has not received any notice from any Governmental Authority (i) requiring any work, repairs, construction, alterations or installation on or in connection with the Property in order to comply with any Law, regulation or other governmental requirement, or (ii) asserting any violation of any Law, regulation or other governmental requirement, that has not been corrected or will not be corrected prior to Closing. Schedule 6 lists all notices of violations of any Law, regulation or other governmental requirement received by Seller or Operator that have not been corrected as of the Effective Date.

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7.2.16 Notices of Land Use Changes. Seller has not received any notices of changes of land use or zoning changes Seller has no knowledge that the present use of the Property is not in compliance with applicable zoning laws and ordinances of Saint Lucie County.

7.2.17 No Prior Agreements or Options for Sale. No other person, firm, corporation or other entity has any right or option to acquire the Property or the Hotel, or any part thereof from Seller.

7.2.18 Hazardous Materials. Seller has not received any written notice from any Governmental Authority or any neighboring property owner of any release of Hazardous Materials (as defined below) on or from the Property. To be best of Seller’s knowledge, without investigation, there are no underground storage tanks or similar vessels on the Land except for those listed, if any, on Schedule 7.

(a) When used herein, “Hazardous Materials” shall mean any substance which is or contains (i) any “hazardous substance” as now or hereafter defined in § 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.) (“CERCLA”) or any regulations promulgated under CERCLA; (ii) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.) (“RCRA”) or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under Environmental Requirements (as hereinafter defined) or the common law, or any other Laws. Hazardous Materials shall include, without limitation, any substance, the presence of which, (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance or poses or threatens to pose a hazard to the health or safety of persons; or (C) which, if it emanated or migrated, could constitute a trespass.

(b) When used herein, “Environmental Requirements” shall mean all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders, and decrees, now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities, or any other political subdivisions, and any other political subdivision, agency or instrumentality exercising jurisdiction, relating to pollution, the protection or regulation of human health, natural resources, or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

7.2.19 Tax Appeals. There are no pending appeals of any taxes with respect to the Property.

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7.2.20 Submerged Land Lease. The Submerged Land Lease is currently in effect and is in good standing.

7.2.21 Each of the representations and warranties contained in this Section 7.2 and its various subsections and subparagraphs are intended for the benefit of Purchaser and may be waived in whole or in part, by Purchaser. All rights and remedies arising in connection with the untruth or inaccuracy of any such representations and warranties shall survive the Closing of the transaction contemplated hereby for a period of two years.

7.2.22 If any factual circumstance which is the basis for a representation of Seller or Purchaser set forth in this Article VII shall change after the Effective Date, thus rendering the representation untrue, then either Purchaser or Seller shall promptly notify the other as soon as such party discovers such changed circumstance and Seller or Purchaser, as the party making the representation, shall use good faith efforts to correct same to render the representation as true. If Seller or Purchaser, as the case may be, is unable to correct the untrue representation prior to the Closing Date, after using good faith efforts, then (i) in the case of an untrue Seller representation, Purchaser shall have as its sole remedy the option of either (s) terminating this Agreement whereupon the Deposit shall be promptly returned to Purchaser, or (y) proceeding to Closing subject to the untrue representation, or (ii) in the case of an untrue Purchaser representation, Seller shall have as its sole remedy the option of either (x) terminating this Agreement whereupon the Deposit shall be promptly returned to Purchaser and neither party shall have any further obligation to the other under this Agreement except for those obligations which by their terms survive termination hereof or (y) proceeding to Closing subject to the untrue representation. If any of the Purchaser’s representations or Seller’s representations and warranties become untrue prior to Closing as a result of deliberate acts of the representing party, then same shall be a default by the representing party, and the other party shall have its remedies for representing party’s default of this Agreement.

VIII.

CONDITIONS PRECEDENT TO CLOSING

8.1 Conditions to Seller’s Obligations. The obligation of Seller to consummate Closing hereunder shall be subject to satisfaction or waiver by Seller of each of the following conditions precedent:

(a) Except by reason of a default by Seller, Escrow Agent is in a position to deliver to Seller the documents, instruments and funds to be delivered to Seller at Closing pursuant to the provisions of this Agreement; and

(b) There is no existing uncured material breach of any of the covenants, representations, warranties or obligations of Purchaser set forth in this Agreement.

The foregoing conditions contained in this Section 8.1.are intended solely for the benefit of Seller. Seller shall at all times have the right to waive any condition precedent, provided that such waiver is in writing and delivered to Purchaser.

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8.2 Conditions to Purchaser’s Obligations. The obligations of Purchaser to consummate Closing hereunder shall be subject to the satisfaction or waiver by Purchaser of each of the following conditions precedent:

(a) Except by reason of a default by Purchaser, Escrow Agent is in a position to deliver to Purchaser the documents and instruments to be delivered to Purchaser at Closing pursuant to the provisions of this Agreement;

(b) There is no existing uncured material breach of any of the covenants, representations, warranties or obligations of Seller set forth in this Agreement;

(c) Title Insurer shall be unconditionally and irrevocably prepared to issue, upon payment of the applicable premiums therefor, a title policy with respect to the Real Property, showing title to the Real Property vested in Purchaser, subject only to Permitted Exceptions.

The foregoing conditions contained in this Section 8.2 are intended solely for the benefit of Purchaser. Purchaser shall at all times have the right to waive any condition precedent, provided that such waiver is in writing and delivered to Seller.

8.3 Failure of Conditions to Closing. Purchaser and Seller each hereby agrees that, except to the extent such party has delivered a Notice to the other party and to Escrow Agent, on or before the Closing Date, of the failure of any condition to Closing hereunder which is for its benefit and specifying the nature of such failure, all such conditions to Closing shall be deemed to have been waived by such party. In addition, to the extent that the failure of any condition to Closing is caused by a party’s default, the non-defaulting party shall be entitled to pursue its rights and remedies in accordance with Article IX.

IX.

DEFAULTS

9.1 Closing Default by Purchaser.

9.1.1 IF PURCHASER DOES NOT TERMINATE THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE DUE DILIGENCE PERIOD PURSUANT TO SECTION 4.5.1 AND THEREAFTER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY, PURCHASER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER. THEREFORE, PURCHASER AND SELLER DO HEREBY AGREE THAT IN THE EVENT OF SUCH DEFAULT, SELLER MAY (AS ITS SOLE RECOURSE AND REMEDY AT LAW OR IN EQUITY) TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO PURCHASER AND RETAIN THE DEPOSIT, WHICH PURCHASER AND SELLER AGREE IS A REASONABLE ESTIMATE OF THE TOTAL DAMAGES THAT SELLER WOULD SUFFER IF PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY. SAID AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES IF PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY. ALL OTHER CLAIMS OR OTHER REMEDIES IN CONNECTION WITH ANY SUCH DEFAULT BY PURCHASER UNDER THIS AGREEMENT ARE EXPRESSLY WAIVED BY SELLER.

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9.1.2 THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. UPON SUCH DEFAULT BY PURCHASER, IF SELLER TERMINATES THIS AGREEMENT, NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER EXCEPT FOR (A) ANY INDEMNIFICATION RIGHTS THAT EXPRESSLY SURVIVE THIS AGREEMENT, (B) OTHER RIGHTS OF SELLER WHICH BY THEIR TERMS SURVIVE TERMINATION HEREOF AND (C) THE RIGHT OF SELLER TO COLLECT SUCH LIQUIDATED DAMAGES FROM PURCHASER AND ESCROW AGENT.

9.1.3 IF PURCHASER WRONGFULLY FAILS TO AUTHORIZE ESCROW AGENT TO RELEASE THE DEPOSIT WITHIN FIVE (5) BUSINESS DAYS OF THE DEMAND OF SELLER WHEN SELLER IS ENTITLED TO SUCH LIQUIDATED DAMAGES HEREUNDER, THEN SELLER WILL BE ENTITLED TO RECOVER ANY DAMAGES PROXIMATELY CAUSED BY SUCH FAILURE, INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS’; AND PARAPFOESSIONAL FEES AND COSTS INCURRED TO REALIZE THE DEPOSIT.

9.2 Default by Seller.

9.2.1 IF SELLER FAILS TO FULLY AND TIMELY PERFORM ANY OF ITS OBLIGATIONS HEREUNDER OR FAILS TO CLOSE ON THE SALE OF THE PROPERTY IN ACCORDANCE WITH THIS AGREEMENT FOR ANY REASON, EXCEPT PURCHASER’S DEFAULT, PURCHASER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH PURCHASER MAY SUFFER. THEREFORE, PURCHASER AND SELLER DO HEREBY AGREE THAT, IN THE EVENT OF SUCH DEFAULT, PURCHASER MAY (AS ITS SOLE RECOURSE AND REMEDY AT LAW OR IN EQUITY), EITHER (A) PURSUE AN ACTION AGAINST SELLER FOR SPECIFIC PERFORMANCE, OR (B) TERMINATE THIS AGREEMENT AND RECEIVE THE RETURN OF THE DEPOSIT AND SELLER, WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF A WRITTEN DEMAND THEREFOR, SHALL PAY PURCHASERS ACTUAL, OUT OF POCKET, THIRD PARTY DUE DILIGENCE COSTS AND REASONABLE LEGAL FEES INCURRED BY PURCHASER IN CONNECTION WITH THIS AGREEMENT, NOT TO EXCEED $250,000.00, AND WHICH SUCH OBLIGATION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT. IN THE EVENT PURCHASER ELECTS UNDER THIS SECTION TO RECEIVE A RETURN IF THE DEPOSIT AND IF SELLER WRONGFULLY FAILS TO AUTHORIZE ESCROW AGENT TO RELEASE THE DEPOSIT WITHIN FIVE (5) BUSINESS DAYS OF THE DEMAND OF PURCHASER WHEN PURCHASER IS ENTITLED TO THE RETURN OF THE DEPOSIT HEREUNDER, THEN PURCHASER WILL BE ENTITLED TO RECOVER ANY DAMAGES PROXIMATELY CAUSED BY SUCH FAILURE, INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS’; AND PARARPFOESSIONAL FEES AND COSTS INCURRED TO OBTAIN A RETURN OF THE DEPOSIT,

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9.2.2 ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES IN CONNECTION WITH SUCH DEFAULT BY SELLER (OTHER THAN AS SPECIFIED IN SECTION 9.2.2 ABOVE) ARE EXPRESSLY WAIVED BY PURCHASER. THE REFUND OF THE DEPOSIT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY BUT ARE INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO PURCHASER.

9.2.3 UPON SUCH DEFAULT BY SELLER, IF THIS AGREEMENT IS TERMINATED BY PURCHASER, NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER, EXCEPT FOR (A) ANY INDEMNIFICATION RIGHTS THAT EXPRESSLY SURVIVE THIS AGREEMENT, (B) OTHER RIGHTS OF PURCHASER WHICH BY THEIR TERMS SURVIVE TERMINATION HEREOF, AND (C) THE RIGHT OF PURCHASER TO RECEIVE A REFUND OF THE DEPOSIT AND ITS OUT OF POCKET EXPENSES AS STATED ABOVE IN SECTION 9.2.1.

9.3 Notice and Cure Period. Purchaser shall take no action with respect to a default by Seller, and Seller shall take no action with respect to a default by Purchaser, until the non-defaulting party has given written notice to the defaulting party and the defaulting party has failed to cure the default for a period of fifteen (15) days after receipt of such notice. If the defaulting party cures the default during the said fifteen (15) day period, which causes a delay in the Closing, the Closing shall take place five (5) Business Days after said default is cured.

X.

BROKERS

10.1 Seller’s Representations Regarding Brokers. Seller represents and warrants to Purchaser that Seller has not hired, retained or dealt with any broker, finder, consultant or intermediary in connection with the negotiation, execution or delivery of this Agreement or the transactions contemplated hereby, other than Jones Lang Lasalle [redacted] (“Seller’s Broker”). Seller shall be responsible for, and shall pay at Closing, the fee, commission or other charge due Seller’s Broker in connection with the transaction contemplated hereby pursuant to a separate agreement with Seller’s Broker. Seller will hold Purchaser harmless and defend and indemnify Purchaser and Purchaser’s Representatives to the extent that the aforesaid representation and warranty is untrue, including for any reasonable attorneys’ and paraprofessional fees and costs incurred in the defense of claims in violation of said representation and warranty.

10.2 Purchaser’s Representations Regarding Brokers. Purchaser represents and warrants to Seller that Purchaser has not hired, retained or dealt with any broker, finder, consultant or intermediary in connection with the negotiation, execution or delivery of this Agreement or the transactions contemplated hereby, other than Seller’s Broker. Purchaser will hold Seller harmless and defend and indemnify Seller and Seller’s Representatives to the extent that that the aforesaid representation and warranty is untrue, including for any reasonable attorneys’ and paraprofessional fees and costs incurred in the defense of claims in violation of said representation and warranty.

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10.3 Survival. The provisions of this Article X shall survive the Closing or any termination of this Agreement.

XI.

NOTICES

Except as otherwise expressly provided in this Agreement, all notices, requests, demands and other communications hereunder (“Notice”) shall be in writing and shall be deemed delivered if sent by (i) electronic mail or (ii) nationally recognized overnight courier (next Business Day delivery), as follows:

To Seller:	Sandpiper Resort Properties, Inc. c/o Club Med Management Services, Inc. 6505 Blue Lagoon Drive, Suite 225 Miami, FL 33126 Attention: Eileen Kett E-Mail: [redacted]

To Purchaser:	c/o Altitude International Holdings, Inc. 4500 SE Pine Valley Street Port Saint Lucie, FL 34952 Attention: Gregory C Breunich E-Mail: [redacted]

With a copy to:	Buchanan Ingersoll & Rooney PC 401 East Las Olas Boulevard, Suite 2250 Fort Lauderdale, FL 33301 E-Mail: [redacted]

Notices delivered pursuant to this Article XI shall be effective (1) on the date such Notice (whether by electronic mail or overnight courier) is delivered to the addressee (unless, in the case of a Notice by electronic mail, the Notice is delivered after 5:30 p.m. Eastern time, in which case such Notice shall be deemed effective on the next Business Day) or (2) if the addressee refuses to accept delivery, or if delivery is rendered impossible because the addressee has failed to provide a valid address for the delivery of notices, on the date delivery is first attempted at the addressee’s last known address. A receipt or other document produced by the applicable courier and confirming delivery or the inability to make delivery as instructed shall be conclusive evidence of delivery or the failed attempt to make delivery at the address indicated therein. The parties intend that the foregoing requirements for Notice cannot be waived or varied by course of conduct. The parties agree that a Notice prepared and delivered by or to Seller’s or Purchaser’s counsel shall constitute a Notice prepared and delivered by or to Seller or Purchaser, as the case may be.

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XII.

MISCELLANEOUS

12.1 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida. Subject to the provisions of Section 12.18, if any legal action is necessary to enforce the terms and conditions of this Agreement, the parties hereby agree that the courts located in St. Lucie County, Florida shall be the sole jurisdiction and venue for the bringing of the action.

12.2 Professional Fees and Costs. If an arbitration or other proceeding is instituted by any party to enforce any of the terms or conditions of this Agreement against any other party hereto or arising out of or relating to this Agreement the prevailing party in such arbitration or proceeding shall be entitled, as an additional item of damages, to such reasonable attorneys’, paraprofessional, and other professional fees and costs (including witness fees), court costs, arbitrators’ fees, arbitration administrative fees, travel expenses, and other out-of-pocket expenses or costs of such arbitration or other proceeding, as may be fixed by the arbitrator(s) or other judicial or quasi-judicial body having jurisdiction thereof. This Section 12.2 shall survive Closing or earlier termination of this Agreement.

12.3 Exhibits and Schedules a Part of This Agreement. The Exhibits and Schedules attached hereto are incorporated in this Agreement by reference and are hereby made a part hereof.

12.4 Executed Counterparts; Electronically Scanned Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the due execution and delivery of this Agreement to the parties hereto. The execution of this Agreement and all Notices given hereunder and all amendments hereto, may be effected by electronically scanned (i.e., PDF) signatures, all of which shall be treated as originals; provided, however, that the party receiving a document with an electronically scanned signature may, by Notice to the other, require the prompt delivery of an original signature to evidence and confirm the delivery of the electronically scanned signature. Purchaser and Seller each intend to be bound by its respective electronically scanned signature, and is aware that the other party will rely thereon, and each party waives any defenses to the enforcement of the Agreement, and documents, and any Notices delivered by electronically scanned transmission.

12.5 Assignment. Purchaser may not assign, convey and otherwise transfer all or any part of its interest or rights herein without the prior written consent of Seller, which consent may be withheld in Seller’s sole discretion. Notwithstanding the foregoing, however, Purchaser may, not later than five (5) Business Days prior to the Closing Date, assign and transfer all of its rights and obligations under this Agreement, in whole or in part, to an Affiliate(s) thereof; provided, however, that Purchaser shall not be released of its obligations under this Agreement as a result of any such assignment and Purchaser shall be solely responsible for all costs and expenses arising by reason of such assignment. Any assignment as permitted in the preceding sentence shall be conditioned upon Purchaser delivering to Seller and Escrow Agent, not later than five (5) Business Days prior to the Closing Date, Notice thereof, together with a copy of such assignee’s organizational and formation documents and instruments, a Certificate of Good Standing for such assignee, and copies of the resolutions of Purchaser and such assignee authorizing such assignment. As a further condition to any such permitted assignment, Purchaser shall cause its assignee to execute an assignment and assumption agreement of Purchaser’s obligations under this Agreement (in form and content reasonably acceptable to Seller), and such other documents and instruments as Seller may reasonably request.

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12.6 IRS - Form 1099-S. For purposes of complying with Section 6045 of the Code, Escrow Agent shall be deemed the “person responsible for closing the transaction” and shall be responsible for obtaining the information necessary to file with the Internal Revenue Service Form 1099-S, “Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions.”

12.7 Successors and Assigns. Subject to the provisions of Section 12.5 hereof, this Agreement shall be binding upon and inure to the benefit of the parties’ respective successors and permitted assigns.

12.8 Time is of the Essence. Time is of the essence of this Agreement; provided, however, that if the final day of any time period under this Agreement falls on a day that is not a Business Day, then the time of such period shall be extended to the next day that is a Business Day.

12.9 Entire Agreement. This Agreement, and the Exhibits and Schedules and other documents and instruments attached to or referenced herein, contain all representations and the entire understanding and agreement between the parties hereto with respect to the purchase and sale of the Property, and all prior and contemporaneous understandings, letters of intent, agreements and representations, whether oral or written, other than those set forth in this Agreement, are entirely superseded. In executing this Agreement, Seller and Purchaser each expressly disclaims any reliance on any oral or written representations, warranties, comments, statements or assurances made by Seller, Purchaser, and any of their respective Affiliates, and their respective agents, employees, representatives, attorneys or brokers, as an inducement or otherwise, to Purchaser’s and Seller’s respective execution hereof. No amendment of this Agreement shall be binding unless in writing and executed by the parties hereto.

12.10 Waiver. Failure or delay by either party to insist on the strict performance of any covenant, term, provision or condition hereunder, or to exercise any option herein contained, or to pursue any claim or right arising herefrom, shall not constitute or be construed as a waiver of such covenant, term, provision, condition, option, claim or right. Any waiver by either party shall be effective only if in a writing delivered to the other party hereto and setting forth, with specificity, the covenant, term, provision, or condition, option, claim, or right so waived. Any such waiver shall not constitute or be construed as a continuing waiver of any subsequent default.

12.11 Headings. The headings of this Agreement are for purposes of convenience only and shall not limit or define the meaning of the provisions of this Agreement.

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12.12 Risk of Loss. The risk of loss to the Property shall be as follows:

12.12.1 Risk of Loss. Until the Closing Date, Seller shall bear the risk of loss should there be damage to any of the Improvements by fire or other casualty (collectively “Casualty”). If, prior to the Closing Date, any of the Improvements shall be damaged by any Casualty, Seller shall promptly deliver to Purchaser a Notice (“Casualty Notice”) of such event. Upon Purchaser’s receipt of a Casualty Notice, Seller and Purchaser shall meet promptly to estimate the cost to repair and restore the Improvements to good condition and to replace the damaged Personal Property (“Casualty Renovation Cost”). If the parties are unable to agree on the cost of restoration within fifteen (15) days of Purchaser’s receipt of the Casualty Notice, the matter will be submitted within five (5) Business Days to an engineer designated by Seller and an engineer designated by Purchaser, each licensed to practice in the state in which the Land is located, and the engineers shall determine the Casualty Renovation Cost. Each party hereto shall bear the costs and expenses of its own engineer. If the engineers appointed by Seller and Purchaser cannot agree upon the Casualty Renovation Cost within fifteen (15) days from their appointment, the engineers appointed by Seller and Purchaser shall appoint a third engineer within five (5) Business Days who shall determine the Casualty Renovation Cost within fifteen (15) days of appointment, and whose determination of the Casualty Renovation Cost shall be final. If the Casualty Renovation Cost is not reasonably capable of being determined prior to the date established as the Closing Date, the Closing Date will be adjourned to the later of (i) ten (10) Business Days after the engineers have announced their determination and (ii) the date that is thirty (30) days after the date on which the Closing Date would have occurred but for the adjournment.

12.12.2 Material Loss. If the Casualty Renovation Cost is equal to or exceeds in the aggregate five percent (5%) of the Purchase Price or the Real Property cannot be restored to substantially the same condition which existed prior to such casualty, Purchaser or Seller may, at its option, elect to terminate this Agreement by Notice to other party within ten (10) Business Days after the date that the Casualty Renovation Cost is determined, in which case the Deposit shall be delivered to Purchaser, and neither party shall have any further rights or obligations hereunder, except for those obligations which expressly survive termination of this Agreement. If Purchaser or Seller fails to timely elect to terminate this Agreement, then Closing shall take place as provided herein without reduction of the Purchase Price, Seller shall assign the insurance proceeds to Purchaser and pay to Purchaser the deductible under Seller’s casualty insurance policy, if applicable.

12.12.3 Nonmaterial Loss. If the Casualty Renovation Cost is in the aggregate less than five percent (5%) of the Purchase Price and all material portions of the Real Property can be restored to substantially the same condition which existed prior to such casualty, then, in any such event, neither party hereto shall have any right to terminate this Agreement and the Closing shall take place as provided herein without reduction of the Purchase Price and Purchaser will receive a credit against the Purchase Price in the amount of the Casualty Renovation Cost.

12.12.4 Eminent Domain. If, prior to Closing, Seller becomes aware of a Material Taking of the Real Property, Seller shall provide Notice thereof to Purchaser. At the election of Purchaser made within ten (10) Business Days after receipt of such Notice, this Agreement shall terminate and Purchaser shall receive a full and prompt refund of the Deposit. If, prior to Closing, a taking by condemnation or eminent domain proceeding shall have occurred with respect to the Real Property and such taking shall be less than a Material Taking (or if a Material Taking has occurred or been announced and Purchaser does not exercise its right of termination within the period described above), then Purchaser shall accept title to the Real Property subject to such taking and the parties shall proceed to Closing. At Closing, (i) Purchaser shall pay the Purchase Price without abatement by reason of such taking and (ii) all of the proceeds of any award or payment made or to be made by reason of such taking shall be assigned by Seller to Purchaser (and any money theretofore received by Seller in connection with such taking shall be paid over to Purchaser). For purposes of this Section 12.12.4, a “Material Taking” shall mean a taking by condemnation or eminent domain proceedings (a) that would materially interfere with the operation or use of the Improvements, the operations of the Academy, or the operation or use of the golf course at the Property, (b) remove any principal access way to the Real Property, (c) reduce the availability of parking, (d) result in any part of the Real Property or the Improvements becoming in violation of any zoning or building code, or (e) the taking of more than ten percent (10%) of the Land.

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12.13 Construction of Agreement. The parties hereto have negotiated this Agreement at length, and have had the opportunity to consult with, and be represented by, their own competent counsel. This Agreement is, therefore, deemed to have been jointly prepared. In determining the meaning of, or resolving any ambiguity with respect to, any word, phrase or provision of this Agreement, no uncertainty or ambiguity shall be construed or resolved against any party under any rule of construction, including the party primarily responsible for the drafting and preparation of this Agreement. The words “herein,” “hereof,” “hereunder” and words of similar reference shall refer to this Agreement as a whole and not to a particular section or subsection hereof. The words “this Agreement” include the exhibits, schedules, addenda and any future written modifications, unless otherwise indicated by the context. All words in this Agreement shall be deemed to include any number or gender as the context or sense of the Agreement requires. The words “will,” “shall” and “must” in this Agreement indicate a mandatory obligation. The use of the words “include,” “includes” and “including” followed by one or more examples is intended to be illustrative and is not a limitation on the scope of the description or term for which the examples are provided. All dollar amounts set forth in this Agreement are stated in United States Dollars, unless otherwise specified. The words “day” and “days” refer to calendar days unless otherwise stated. The words “month” and “months” refer to calendar months unless otherwise stated. The words “year” and “years” refer to calendar years unless otherwise stated.

12.14 Public Disclosure; Confidentiality.

12.14.1 Public Disclosures. Except as otherwise expressly provided below in this Section 12.14.1, neither Seller nor Purchaser shall make any public statement or issue any press release prior to the Closing with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party. Either party shall have the right to disclose this Agreement and the transactions contemplated hereby to the extent Seller or Purchaser deems that it is (i) necessary to comply, or to permit its parent to comply, with applicable federal or state securities Laws, rules or regulations, and New York Stock Exchange or NASDAQ requirements, (ii) otherwise appropriate in connection with routine public company disclosures of itself or its parent (such as press releases, SEC filings, financial statement disclosures and investor conferences and presentations), (or) (iii) otherwise appropriate in connection with Purchaser’s securities offering.

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12.14.2 Confidentiality. Purchaser shall not disclose (nor permit any of Purchaser’s Representatives to disclose), in any manner whatsoever (except to the extent such disclosure has already made public by means other than by Purchaser or Purchaser’s Representatives), (a) the information provided to Purchaser by Seller or Seller’s Representatives, or (b) any analyses, compilations, studies or other documents or records prepared by or on behalf of Purchaser, in connection with Purchaser’s due diligence investigation of the Property (collectively, “Proprietary Information”), without first obtaining the written consent of Seller. The foregoing shall not preclude Purchaser (i) from disclosing the Proprietary Information to any of Purchaser’s Representatives, or (ii) from complying with all Laws, rules, regulations and court orders, including governmental regulatory, disclosure, tax and reporting requirements, and (iii) Purchaser may make such disclosures as required by law or any securities exchange in connection with Purchaser’s listing on any securities exchange or the issuance or registration of Purchaser’s securities; provided, however, that if Purchaser is required by Law or legal process to disclose any Proprietary Information (excluding the disclosures permitted by Section 12.14.1), Purchaser shall, to the extent legally permitted, provide Notice of such requirement to Seller promptly upon learning thereof and before disclosing such information in order to allow Seller an opportunity to challenge such disclosure. In the event Purchaser is required by any such Law or legal process to disclose Proprietary Information, Purchaser agrees to furnish or disclose only that portion of the Proprietary Information which Purchaser is advised by legal counsel that it is legally compelled to disclose and to use its best efforts to obtain assurance that, if possible, confidential treatment will be accorded to the Proprietary Information. Purchaser shall inform all of Purchaser’s Representatives of the confidential nature of the Proprietary Information and shall direct them to be bound by the terms of this Section 12.14. In addition to any other remedies available to Seller, Seller shall have the right to seek equitable relief, including injunctive relief or specific performance, against Purchaser and any Purchaser’s Representatives in order to enforce the provisions of this Section 12.14. The provisions of this Section 12.14 shall survive Closing and any termination of this Agreement for two (2) years. Notwithstanding anything to the contrary provided in Section 12.14, Purchaser may conduct inquiries and investigations for its continued due diligence, including but not limited to zoning and other land use inquiries of governmental agencies, tax, lien, and code violation searches of governmental agencies, and License verifications, and in connection with those inquiries and investigations, disclose the location of the Property and the reasons for the inquiries and investigations, except that during the Due Diligence Period, Purchaser shall, if asked of its role, by any such agency, indicate that it is making such inquiry as a possible investor in the Property.Notwithstanding the foregoing, Purchaser may contact the Florida Division of State Lands to apply for approval of the assignment of the Submerged Land Lease, and in connection therewith may disclose its position as a potential assignee.

12.15 Covenants, Representations and Warranties.

12.15.1 Claims and Survival. Except as otherwise expressly set forth in this Agreement, the representations, warranties, covenants, indemnities and other obligations of Seller, Operator and Purchaser set forth in this Agreement or any document delivered by the parties at Closing pursuant to the terms of this Agreement shall survive until the date that is two years after Closing (the “Survival Date”). By proceeding with the Closing, Purchaser shall be deemed to have waived and shall have waived, and Seller shall have no liability for, any Claims of defaults or breaches by Seller existing on or as of Closing of which Purchaser has actual knowledge prior to Closing, whether under this Agreement or any other document or instrument executed by the other party in connection with this transaction. As used in this Agreement, “knowledge of Purchaser” means the actual knowledge of Gregory C. Breunich. Any permitted Claim that Purchaser may have at any time against Seller for breach of any such representation, warranty, covenant, indemnity or other obligation, whether known or unknown, with respect to which a written notice providing specific details of the alleged breach (a “Claim Notice”) has not been delivered to Seller on or prior to the Survival Date, shall not be valid or effective and the party against whom such Claim is asserted shall have no liability with respect thereto. For the avoidance of doubt, on the Survival Date, Seller shall be fully discharged and released (without the need for separate releases or other documentation) from any liability or obligation to Purchaser and/or its successors and assigns with respect to any Claims for breaches of representations, warranties, covenants, indemnities and other obligations under this Agreement or any document delivered by the parties at Closing pursuant to the terms of this Agreement, except solely for (i) those matters that are then the subject of the pending Claim Notice delivered by Purchaser to Seller that is still pending on the Survival Date and (ii) any covenants, indemnities or other obligations that expressly survive for a longer period. In no event shall any present or future direct or indirect owner, officer, director, employee, trustee, beneficiary, advisor, principal, participant, stockholder, member, or partner of Seller or any direct or indirect owner or Affiliate thereof have any personal liability, directly or indirectly, under or in connection with this Agreement or the transactions contemplated hereby, or be sued or named as a party in any suit or action.

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12.15.2 Limitation on Liability. In consideration of the benefits accruing hereunder, Seller and Purchaser agree that, in the event of any actual or alleged failure, breach or default of this Agreement by Seller or Purchaser:

(a) The sole and exclusive remedy shall be against the defaulting party and its assets;

(b) No service of process shall be made against any owner, officer, director, employee, trustee, beneficiary, advisor, principal, participant, stockholder, member or partner of the defaulting party (except as may be necessary or permissible to secure jurisdiction of the defaulting party);

(c) No owner, officer, director, employee, trustee, beneficiary, advisor, principal, participant, stockholder, member or partner of the defaulting party shall be required to answer or otherwise plead to any service of process;

(d) No judgment may be taken against any owner, officer, member, general partner, or employee of the defaulting party;

(e) Any judgment taken against any owner, officer, member, general partner, or employee of the defaulting party may be vacated and set-aside at any time;

(f) No writ of execution will ever be levied against the assets of any owner, officer, member, general partner, or employee of the defaulting party;

(g) In no event shall Seller or Purchaser have any liability for punitive damages, or consequential damages under this Agreement; and

(h) These covenants and agreements are enforceable both by the defaulting party and also by any owner, officer, member, general partner, or employee of the defaulting party.

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In addition to the foregoing, and notwithstanding any other term or provision of this Agreement to the contrary, Seller shall have no liability for the breach of any representation, warranty, covenant, indemnity or other obligation expressly stated to survive Closing (collectively, “Seller’s Post-Closing Obligations”), unless and until the aggregate amount of Purchaser’s actual out-of-pocket damages and third party expenses directly resulting from such breaches shall exceed, $50,000.00, but then Seller’s Post-Closing Obligations will start from the first dollar without giving effect to such $50,000.00 threshold. Furthermore, Seller’s aggregate liability under this Agreement (or otherwise) for any and all breaches of Seller’s Post-Closing Obligations shall in no event in the aggregate exceed $1,000,000.00 (the “Seller’s Post-Closing Cap”), but said limitation of Seller’s Post-Closing Obligations shall not limit Seller’s liability for: payment of Liens; amounts due under Contracts; amounts due to vendors for Operating Supplies; prorations; closing costs; reasonable attorneys and paraprofessional fees and court costs incurred by Purchaser in enforcing Seller’s Post-Closing Obligations; indemnification obligations regarding real estate brokers’ commissions, and; any instances of fraud.

12.15.3 Guaranty of Post-Closing Obligations. At Closing Seller will deliver to Purchaser the guaranty in the form agreed to between Seller and Purchaser during the Due Diligence Period, to be executed by Club Med Sales, Inc., a Delaware corporation (“Guarantor”). Within fifteen (15) days of the Effective Date Seller will deliver to Purchaser a copy of Guarantor’s most recent financial statements and a certified copy of the Board of Director’s Resolution authorizing the issuance of the Guaranty and naming the person authorized to sign same. The Guaranty will guaranty payment of the Seller’s Post-Closing Obligations and will be subject to the Seller’s Post-Closing Cap. Purchaser shall deliver to Seller a draft of the Guaranty and Seller shall deliver Purchaser Seller’s comments to said draft within fifteen (15) days thereafter.

12.16 No Third-Party Beneficiaries. Except as otherwise expressly provided in Section 12.15, Seller and Purchaser each agrees that (i) there are no third parties who are intended to benefit from or who are entitled to rely on any of the provisions of this Agreement, (ii) no third party shall be entitled to assert any claims or to enforce any rights whatsoever pursuant to this Agreement and (iii) the covenants and agreements provided in this Agreement are solely for the benefit of Seller and Purchaser and their permitted successors and assigns respectively.

12.17 Waiver of Trial by Jury. NEITHER SELLER NOR PURCHASER SHALL HAVE THE RIGHT TO SEEK A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND EACH WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE TERMS OF THIS AGREEMENT OR ANY CLOSING DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. ANY PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH PARTY HERETO.

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12.18 Arbitration of Disputes.

12.18.1 Scope – Disputes Covered. Any controversy or claim arising under or relating to this Agreement and any proceedings to enforce this Agreement or rights under (or relating to) this Agreement, including actions or claims seeking equitable remedies such as specific performance, will be settled by binding arbitration within Saint Lucie County, Florida, accordance with this Section 12.18.1 (“Arbitrable Matters”). Claims subject to arbitration include those based in contract, tort, statute, fraud, misrepresentation, or any other legal theory.

12.18.2 Governing Rules. Any arbitration under this Section 12.18 will be administered by, and in accordance with the then Commercial Rules of the American Arbitration Association (“AAA”).

12.18.3 Selection of Arbitrators.

(a) Claims will be heard by a single arbitrator, unless the aggregate claim amount of either Party exceeds $5,500,000.00, in which case the claim will be heard by a panel of three arbitrators.

(b) Unless otherwise agreed in writing by the parties, each arbitrator selected under this Section 12.18.3 must be an attorney (A) with at least five years’ experience as arbitrators in matters concerning commercial real estate, (B) who has not acted as counsel to either party.

(c) The parties shall use good faith efforts to select a single arbitrator or the entire panel, as the case may be, within twenty (20) days (“Initial Arbitration Selection Period”) of the “Arbitration Commencement Date” (as defined below). If the Parties fail to agree on a single arbitrator or the entire panel, respectively, during the Initial Arbitration Selection Period, then each party shall select an arbitrator (and give notice of such selection to the other party) within five (5) days (“Separate Arbitration Selection Period”) of the Initial Arbitration Selection Period, and the two so selected will select a third arbitrator within ten (10) days from their appointment (or if only one party gives notice of its selection within the Separate Arbitration Selection Period, then its selection will be the sole arbitrator). If two arbitrators timely selected fail to agree on a third arbitrator within such ten (10) day period, then the third arbitrator will be selected by the American Arbitration Association. If the claim is to be heard by a single arbitrator, then such third arbitrator will be the single arbitrator; and if the claim is to be heard by a panel of three arbitrators, the panel will be comprised of such first, second, and third arbitrators.

12.18.4 Procedure.

(a) In order to commence an arbitration proceeding under this Agreement, the initiating party must file a claim with the American Arbitration Association and promptly delivery a copy of such claim to the other party.

(b) The arbitrator(s) for such arbitration must then be selected under Section 12.18.3 (Selection of Arbitrators).

(c) At the time of his, her or their appointment, the arbitrator(s) will be requested to hold a preliminary hearing within thirty (30) days.

(d) The arbitrator(s) will have the exclusive right to determine the arbitrability of a claim and whether there is an agreement to arbitrate, the extent of discovery and to grant equitable relief, including the right to order the expungement of any lis pendens that the arbitrator deems improper and the amending of changes relating to any improper lis pendens filing.

(e) The arbitrator(s) will issue a reasoned award and will include the reasons for the disposition of any claim. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrators will have no authority to award consequential or punitive damages or otherwise to act inconsistently with this Agreement. The determination of the arbitrator(s) will be final and binding upon the Parties subject only to the provision of Section 12.18.5.

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12.18.5 Appeals. The arbitration award may be appealed pursuant to AAA’s appellate rules and following the appeal process, the decision rendered by the appellate tribunal may be entered in a court of competent jurisdiction.

12.18.6 Costs. The costs of the arbitration initially will be borne equally by the parties, subject to any reallocation of such costs by the arbitrator(s) consistent with Section 12.2. If a party fails or refuses to pay its share of deposits for the fees and costs (including administrative charges) of the arbitrators and AAA, then the arbitrator(s) may, in the arbitrator’s discretion, limit the rights of such party to offer evidence or plead defenses in such arbitration proceeding.

12.18.7 Confidentiality. Except as required by Law or as required in connection with the enforcement of the arbitration award in a court of competent jurisdiction or in connection with an appeal under AAA’s appellate rules, the parties and the arbitrator(s) may not disclose the content or results of any arbitration being held pursuant to this Agreement without the prior consent of both parties.

12.18.8 Exclusivity. The arbitration proceeding described in this Section 12.18 is the sole manner in which the Parties may resolve Arbitrable Matters and the parties hereto fully waive any right to commence any action or proceeding in any court arising out of any Arbitrable Matter, subject only to the rights of the parties under Section 12.18.9, the rights of the parties under Section 12.18.5, and the right of a party to bring an action in court to enforce the determination made in an arbitration proceeding under this Section 12.18.

12.18.9 Provisions for Specific Performance of Agreement. If Purchaser seeks specific performance of this Agreement, then such specific performance action may be pursued only in arbitration conducted pursuant to Section 12.18. To the extent permitted under applicable Law, Purchaser may record a lis pendens against the Property in connection with any such permitted specific performance action to enforce Seller’s obligations under this Agreement, and if the recordation of a lis pendens requires the filing of a judicial action, such action will be permitted solely for the purpose of sustaining the lis pendens. Despite the filing of judicial action for the purpose of sustaining the lis pendens, to the extent permitted by Law, the arbitrator will nevertheless make all rulings concerning expungement and any other matters involving such specific performance action.

12.19 Survival. The terms of this Article XII shall survive the Closing or earlier termination of this Agreement indefinitely, except as otherwise limited by the terms of any Section under this Article XII.

12.20 Radon Gas Disclosure. Radon is naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

12.21 Energy Efficiency Rating Disclosure. Subject to and in accordance with Chapter 553, Florida Statutes, Purchaser may have the energy efficiency rating of the completed building(s) located on the Property, if any, determined. Purchaser hereby acknowledges and agrees that Purchaser does not request and has not requested that the energy efficiency rating of such building(s), if any, be determined. Purchaser acknowledges that the foregoing disclosure was received by Purchaser at the time of or prior to Purchaser executing this Agreement.

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12.22 Property Tax Disclosure. PURCHASER SHOULD NOT RELY ON SELLER’S CURRENT PROPERTY TAXES AS THE AMOUNT OF PROPERTY TAXES THAT PURCHASER MAY BE OBLIGATED TO PAY IN THE YEAR SUBSEQUENT TO PURCHASE. A CHANGE OF OWNERSHIP OR PROPERTY IMPROVEMENTS TRIGGERS REASSESSMENTS OF THE PROPERTY THAT COULD RESULT IN HIGHER PROPERTY TAXES. IF PURCHASER HAS ANY QUESTIONS CONCERNING VALUATION, PURCHASER SHOULD CONTACT THE COUNTY PROPERTY APPRAISER’S OFFICE FOR INFORMATION.

12.23 Joinder. Holiday Village of Sandpiper, Inc., (“Operator”), hereby joins in this Agreement for the purpose of consenting to and being bound by any provision herein which must be fulfilled by Operator because of its ownership in or rights to any Contract or other document, including instruments of conveyance or assignment, with respect to any Intangible Personal Property or FF&E to the extent owned by Operator, and with respect to the Lease.

12.24 Post-Closing Cooperation. Seller and Holiday Village of Sandpiper, Inc., shall cooperate with Purchaser prior to and post-Closing in connection with the assignment of the Submerged Land Lease and of any Contracts, including Licenses, being assigned to Purchaser, to the extent the assignment or applications thereof, requires the joinder of, the consent of or information from, Seller or Holiday Village of Sandpiper, Inc. This Section 12.24 shall survive Closing.

12.25 Exclusivity. From the Effective Date through the Closing Date, Seller will not advertise or market the Property or any part thereof, for sale or lease, and shall not initiate, solicit, encourage, discuss, negotiate or respond to any inquiries, proposals or offers with respect to the sale, or lease of all or an portion of the Property (all of the foregoing collectively referred to as “Marketing Activities”), and agrees that it will not permit its Affiliates to engage in Marketing Activities. If a third party makes an inquiry of Seller about the sale, purchase or lease of the Property or any part thereof, Seller shall advise such third party that Seller is currently under a binding contract for the sale of the Property and as such, Seller is not permitted to engage in Marketing Activities.

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IN WITNESS WHEREOF, the parties hereto have caused this Purchase and Sale Agreement to be executed as of the day and year first written above.

SELLER:

SANDPIPER RESORT PROPERTIES, INC.,
a Florida corporation

By:	/s/ Eileen M. Kett
Name:	Eileen M Kett, Esq.
Title:	V.P.

OPERATOR:

HOLIDAY VILLAGE OF SANDPIPER, INC.,
a Florida corporation

By:	/s/ Eileen M. Kett
Name:	Eileen M Kett, Esq.
Title:	V.P.

PURCHASER:

ALTITUDE INTERNATIONAL HOLDINGS, INC.,
a New York corporation

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	C.E.O.

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SCHEDULE 1

LIST OF CONTRACTS

[*]

Schedule 1

SCHEDULE 2

FF&E

[*]

Schedule 2

SCHEDULE 3

EXCLUDED PERSONAL PROPERTY FROM FF&E

[*]

Schedule 3

SCHEDULE 4

INCLUDED INTANGIBLE PROPERTY

[*]

Schedule 4

SCHEDULE 5

Pending Actions and Notices of Claims

NONE

Schedule 5

SCHEDULE 6

UNCURED VIOLATIONS AS OF THE EFFECTIVE DATE

[*]

Schedule 6

SCHEDULE 7

UNDERGROUND AND ABOVE-GROUND STORAGE TANKS

[*]

Schedule 7

EXHIBIT A

Legal Description

The land referred to herein below is situated in the County of St. Lucie, State of Florida, and is described as follows:

PARCEL “A”

A PARCEL OF LAND LYING WITHIN SECTIONS 14 AND 23, TOWNSHIP 37 SOUTH, RANGE 40 EAST, ST. LUCIE COUNTY, FLORIDA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE NORTHWEST CORNER OF SAID SECTION 23, AS SHOWN ON SHEET 2 OF 2 OF THE PLAT OF SOUTH PORT ST. LUCIE UNIT ONE, AS RECORDED IN PLAT BOOK 12, PAGE 1 OF THE PUBLIC RECORDS OF ST. LUCIE COUNTY, FLORIDA; THENCE NORTH 79°10’18” EAST ALONG THE CENTERLINE OF MITCHELL AVENUE FOR 339.91 FEET, TO A POINT INTERSECTING AND LOCATED ON THE CENTERLINE OF MORNINGSIDE BOULEVARD; THENCE SOUTH 10°49’42 EAST ALONG THE CENTERLINE OF MORNINGSIDE BOULEVARD FOR 10.01 FEET; THENCE NORTH 79°10’18” EAST TO THE SOUTHEAST PROPERTY CORNER OF LOT 52, BLOCK 6 OF SAID UNIT ONE ALSO BEING ON THE PLAT LIMITS OF SAID UNIT ONE AND THE PLAT LIMITS OF PLAT CALLED RIVER VISTA AS SHOWN ON SHEET 2 OF 2 OF THE PLAT OF RIVER VISTA, AS RECORDED IN PLAT BOOK 13, PAGE 18 OF THE PUBLIC RECORDS OF ST. LUCIE COUNTY, FLORIDA, A DISTANCE OF 175.00 FEET, SAID POINT BEING THE POINT OF BEGINNING; THENCE SOUTH 10°49’42” EAST, ALONG THE BACK LOT LINES OF BLOCK ONE OF SAID PLAT OF RIVER VISTA FOR A DISTANCE OF 1005.00 FEET TO THE SOUTHEAST PROPERTY CORNER OF LOT 10, BLOCK 1 OF THE PLAT OF RIVER VISTA; THENCE SOUTH 79°10’18” WEST, ALONG THE SOUTH PROPERTY LINE OF AFORESAID LOT 10, FOR A DISTANCE OF 125.00 FEET TO A POINT LOCATED ON THE EAST RIGHT OF WAY LINE OF MORNINGSIDE BOULEVARD; THENCE CONTINUING SOUTH 10°49’42” EAST ALONG AFORESAID RIGHT OF WAY A DISTANCE OF 176.28 FEET; TO A POINT OF CURVATURE OF A CURVE CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 380.00 FEET AND A CENTRAL ANGLE OF 62°35’10”, THENCE SOUTHERLY ALONG THE ARC OF SAID CURVE TO THE LEFT, A DISTANCE OF 415.09 FEET, SAID ARC SUBTENDED BY A CHORD WHICH BEARS SOUTH 42°07’17” EAST, A DISTANCE OF 394.76 FEET TO THE CURVE’S END; THENCE SOUTH 33°31’24” WEST, A DISTANCE OF 103.54 FEET; THENCE SOUTH 14°08’50” WEST, A DISTANCE OF 35.15 FEET; TO A POINT OF INTERSECTION WITH A NON-TANGENT CURVE, CONCAVE NORTHEASTERLY, HAVING A RADIUS OF 200.00 FEET AND A CENTRAL ANGLE OF 22°15’58”, THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE TO THE LEFT, FROM WHICH THE LOCAL TANGENT AT THE BEGINNING POINT BEARS SOUTH 39°28’59” EAST, A DISTANCE OF 77.72 FEET, SAID ARC SUBTENDED BY A CHORD WHICH BEARS SOUTH 50°36’58” EAST, A DISTANCE OF 77.24 FEET TO THE POINT OF INTERSECTION WITH A NON-TANGENT LINE; THENCE SOUTH 22°30’27” WEST, A DISTANCE OF 288.72 FEET, ALONG THE EAST PLAT LIMITS OF SAID PLAT OF THE VILLAS OF SANDPIPER BAY UNIT ONE TO A POINT LYING IN THE WATERS EDGE OF KITCHING COVE; THENCE SOUTH 74°35’24” EAST, A DISTANCE OF 31.65 FEET, TO A POINT ON THE SOUTHWEST CORNER OF AND PARALLEL WITH THE SOUTH FACE OF A CONCRETE SEAWALL; THENCE CONTINUE SOUTH 74°35’24” EAST PARALLEL WITH AND ALONG SAID SOUTH FACE OF CONCRETE SEAWALL FOR A DISTANCE OF 244.72 FEET TO A POINT ON THE SOUTHEAST CORNER OF SAID SEAWALL; THENCE NORTH 17°37’59” EAST, A DISTANCE OF 12.30 FEET TO THE END OF SAID SEAWALL AND THE BEGINNING OF A TIE LINE; THENCE LANDWARD OF THE WATERS EDGE OF KITCHING COVE AND THE NORTH FORK OF ST. LUCIE RIVER CONTINUE ALONG THE TIE LINE SOUTH 76°25’42” EAST, A DISTANCE OF 50.83 FEET; THENCE SOUTH 73°51’41” EAST, A DISTANCE OF 115.04 FEET; THENCE SOUTH 69°22’15” EAST, A DISTANCE OF 107.15 FEET; THENCE SOUTH 65°26’15” EAST, A DISTANCE OF 82.89 FEET; THENCE SOUTH 53°35’53” EAST, A DISTANCE OF 224.80 FEET; THENCE NORTH 34°43’37” EAST, A DISTANCE OF 135.73 FEET; THENCE NORTH 57°43’37” EAST, A DISTANCE OF 141.73 FEET; THENCE SOUTH 87°16’23” EAST, A DISTANCE OF 119.35 FEET; THENCE SOUTH 38°16’23” EAST, A DISTANCE OF 146.96 FEET; THENCE SOUTH 05°27’19” EAST, A DISTANCE OF 120.73 FEET; THENCE SOUTH 50°32’41” WEST, A DISTANCE OF 102.70 FEET; THENCE SOUTH 14°32’41” WEST, A DISTANCE OF 120.77 FEET; THENCE SOUTH 45°27’19” EAST, A DISTANCE OF 188.35 FEET; THENCE SOUTH 21°54’46” EAST, A DISTANCE OF 341.21 FEET; THENCE NORTH 46°45’16” EAST, A DISTANCE OF 543.57 FEET; THENCE NORTH 55°23’47” EAST, A DISTANCE OF 145.60 FEET; THENCE NORTH 04°08’44” WEST, A DISTANCE OF 176.94 FEET; THENCE NORTH 41°51’16” EAST, A DISTANCE OF 85.00 FEET; THENCE NORTH 57°51’16” EAST, A DISTANCE OF 239.90 FEET; THENCE NORTH 73°37’37”EAST, A DISTANCE OF 144.43 FEET; TO A POINT LYING ON THE WEST PLAT LIMITS OF THE PLAT OF VILLAS OF SANDPIPER BAY UNIT TWO AS SHOWN ON SHEET 3 OF 4 OF SAID PLAT AS RECORDED IN PLAT BOOK 17, PAGES 14, 14A AND 14B OF THE PUBLIC RECORDS OF ST. LUCIE COUNTY, FLORIDA, SAID POINT ALSO BEING THE END OF THE TIE LINE; THENCE CONTINUING ALONG SAID PLAT LIMITS NORTH 11°40’00” EAST, A DISTANCE OF 155.00 FEET; THENCE NORTH 28°40’00” EAST, A DISTANCE OF 130.00 FEET; THENCE NORTH 07°20’00” WEST, A DISTANCE OF 130.00 FEET; THENCE NORTH 45°20’00” WEST, A DISTANCE OF 99.61 FEET; TO A POINT OF INTERSECTION WITH A NON-TANGENT CURVE, CONCAVE NORTHWESTERLY, HAVING A RADIUS OF 1070.04 FEET AND A CENTRAL ANGLE OF 39°58’56”, AND WHICH LIES ON THE SOUTHERLY AND EASTERLY UNRECORDED RIGHT-OF-WAY LINE OF PINE VALLEY STREET AS SHOWN ON SAID PLAT OF VILLAS OF SANDPIPER BAY UNIT TWO; THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT, FROM WHICH THE LOCAL TANGENT AT THE BEGINNING POINT BEARS SOUTH 41°48’57” WEST, A DISTANCE OF 746.70 FEET, SAID ARC SUBTENDED BY A CHORD WHICH BEARS SOUTH 61°48’25” WEST, A DISTANCE OF 731.64 FEET TO THE POINT OF INTERSECTION WITH A NON-TANGENT LINE; THENCE NORTH 08°12’07” WEST, A DISTANCE OF 100.00 FEET; TO A POINT OF INTERSECTION WITH A NON- TANGENT CURVE, CONCAVE NORTHWESTERLY, HAVING A RADIUS OF 215.00 FEET AND A CENTRAL ANGLE OF 62°39’42”, THENCE NORTHEASTERLY ALONG THE ARC OF SAID CURVE TO THE LEFT, FROM WHICH THE LOCAL TANGENT AT THE BEGINNING POINT BEARS NORTH 62°33’07” EAST, A DISTANCE OF 235.14 FEET. SAID ARC SUBTENDED BY A CHORD WHICH BEARS NORTH 31°13’17” EAST, A DISTANCE OF 223.59 FEET TO A POINT OF TANGENCY LYING ON THE WEST RIGHT OF WAY LINE OF MONTE VISTA STREET AS SHOWN ON SHEET 1 OF 1 OF THE PLAT OF SOUTH PORT ST. LUCIE UNIT THREE, AS RECORDED IN PLAT BOOK 12, PAGE 4 OF THE PUBLIC RECORDS OF ST. LUCIE COUNTY, FLORIDA, THENCE NORTH 00°06’34” WEST, A DISTANCE OF 107.67 FEET; THENCE SOUTH 89°53’26” WEST, A DISTANCE OF 125.00 FEET TO THE SOUTHWEST CORNER OF LOT 3, BLOCK 15 OF SAID UNIT THREE; THENCE NORTH 00°06’34” WEST, A DISTANCE OF 877.33 FEET ALONG THE WEST LINE OF SAID BLOCK 15 TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHWEST HAVING A RADIUS OF 566.79 FEET; THENCE NORTHERLY AND NORTHWESTERLY FOR 202.00 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 20°25’12” TO THE BEGINNING OF A REVERSE CURVE CONCAVE TO THE EAST HAVING A RADIUS OF 928.69 FEET, A RADIAL LINE THROUGH SAID BEGINNING OF REVERSE CURVE BEARS NORTH 69°28’14” EAST; THENCE NORTHWESTERLY, NORTHERLY AND NORTHEASTERLY FOR 580.95 FEET ALONG SAID CURVE THROUGH ACENTRAL ANGLE OF 35°50’31” TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE TO THE EAST HAVING A RADIUS OF 175.00 FEET AND TO WHICH BEGINNING A RADIAL LINE BEARS SOUTH 19°58’53” WEST; THENCE NORTHWESTERLY, NORTHERLY AND NORTHEASTERLY FOR 489.22 FEET ALONG SAID CURVE THROUGH A CENTRAL OF 160°10’20”, TO A RADIAL LINE OF SAID CURVE WHICH BEARS NORTH 00°09’13” EAST; THENCE ON THE PROLONGATION OF SAID RADIAL FOR 5.86 FEET; THENCE NORTH 00°01’48” WEST FOR 337.94 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 235.00 FEET; THENCE NORTHERLY AND NORTHEASTERLY FOR 369.14 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 90°00’00” TO A LINE TANGENT WHICH BEARS NORTH 89°58’12” EAST; THENCE ON THE PROLONGATION OF SAID TANGENT FOR 20.00 FEET TO THE NORTHWESTERLY CORNER OF TRACT “A” BLOCK 181 OF THE PLAT OF SOUTH PORT ST. LUCIE UNIT 13, AS RECORDED IN PLAT BOOK 16, PAGE 22 OF THE PUBLIC RECORDS OF ST. LUCIE COUNTY, FLORIDA; THENCE CONTINUE ALONG SAID PROLONGATION FOR 375.00 FEET; THENCE NORTH 00°01’48” EAST FOR 45.00 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 235.00 FEET; THENCE NORTHERLY AND NORTHEASTERLY FOR 100.37 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 24°28’13” TO THE SOUTHWEST CORNER OF LOT 1, BLOCK 158 OF THE PLAT OF SOUTH PORT ST. LUCIE UNIT SEVEN AS RECORDED IN PLAT BOOK 14, PAGE 24, OF THE PUBLIC RECORDS OF ST. LUCIE COUNTY, FLORIDA; THENCE CONTINUE ALONG SAID CURVE 165.37 FEET, THROUGH A CENTRAL ANGLE 40°19’10” TO A LINE TANGENT WHICH BEARS NORTH 64°45’35” EAST, THENCE ON THE PROLONGATION OF SAID LINE TANGENT FOR 243.44 FEET ALONG THE BACK PROPERTY LINE OF BLOCK 158 OF UNIT SEVEN TO THE BEGINNING OF A CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 345.00 FEET; THENCE NORTHEASTERLY FOR 361.59 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 60°03’00” TO THE BEGINNING OF A REVERSE CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 2155.00 FEET, A RADIAL LINE THROUGH SAID BEGINNING OF REVERSE CURVE BEARS NORTH 85°17’25” WEST; THENCE NORTHERLY AND NORTHEASTERLY FOR 761.11 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 20°14’10” TO THE BEGINNING OF A COMPOUND CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 320.36 FEET; A RADIAL LINE THROUGH SAID BEGINNING OF COMPOUND CURVE BEARS NORTH 65°03’15” WEST; THENCE NORTHEASTERLY FOR 152.32 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 27°14’31” TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE TO THE SOUTHWEST HAVING A RADIUS OF 1577.14 FEET AND TO WHICH BEGINNING A RADIAL LINE BEARS SOUTH 52°04’32” WEST; THENCE NORTHWESTERLY FOR 394.76 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 14°20’28” TO A RADIAL LINE OF SAID CURVE WHICH BEARS NORTH 37°44’04” EAST; THENCE ON THE PROLONGATION OF SAID RADIAL FOR 125.00 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHWEST HAVING A RADIUS OF 1702.14 FEET, AFORESAID COURSE ALSO BEING THE WESTERLY PROPERTY LINE OF LOT 21, BLOCK 158 OF SAID UNIT SEVEN AND LYING ON THE LIMITS OF SAID UNIT; AFORESAID COURSE ALSO LYING ON THE LIMITS OF THE PLAT OF SOUTH PORT ST. LUCIE UNIT NINE AS SHOWN IN PLAT BOOK 14, PAGE 27A OF THE PUBLIC RECORDS OF ST. LUCIE COUNTY, FLORIDA; THENCE NORTHWESTERLY FOR 324.40 FEET ALONG SAID CURVE AND THE SOUTH RIGHT- OF-WAY LINE OF WESTMORELAND BOULEVARD THROUGH A CENTRAL ANGLE OF 10°55’11” TO THE BEGINNING OF A REVERSE CURVE CONCAVE TO THE NORTHEAST HAVING A RADIUS OF 1787.03 FEET, A RADIAL LINE THROUGH SAID BEGINNING OF REVERSE CURVE BEARS SOUTH 26°48’53” WEST, THENCE NORTHWESTERLY 135.06 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 04°19’49” TO A NON-RADIAL LINE WHICH BEARS SOUTH 36°07’15” WEST; THENCE ALONG SAID NON- RADIAL LINE AND ALONG THE BACK PROPERTY LINES OF BLOCK 164 OF SAID UNIT NINE FOR 93.85 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 56.91 FEET; THENCE SOUTHWESTERLY FOR 18.93 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 19°03’29” TO THE BEGINNING OF A COMPOUND CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 1334.14 FEET, A RADIAL LINE THROUGH SAID BEGINNING OF SAID COMPOUND CURVE BEARS NORTH 72°56’14” WEST, THENCE SOUTHWESTERLY AND SOUTHERLY FOR 287.85 FEET THROUGH A CENTRAL ANGLE OF 12°21’43” TO A LINE TANGENT WHICH BEARS SOUTH 04°42’03” WEST, THENCE ALONG SAID TANGENT FOR 638.13 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 235.00 FEET; THENCE SOUTHERLY AND SOUTHWESTERLY FOR 369.14 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 90°00’00” TO A LINE TANGENT WHICH BEARS NORTH 85°17’57” WEST; THENCE ALONG SAID TANGENT FOR 444.99 FEET; THENCE NORTH 75°35’01” WEST FOR 83.29 FEET TO A POINT OF CURVATURE OF A CURVE CONCAVE TO THE NORTHWEST, ALSO LYING ON THE LIMITS OF SOUTH PORT ST. LUCIE UNIT TWO AS SHOWN ON SHEET 1 OF 1 OF THE PLAT OF SAID UNIT AS RECORDED IN PLAT BOOK 12, PAGES 3 AND 45 OF THE PUBLIC RECORDS OF ST. LUCIE COUNTY, FLORIDA, HAVING A RADIUS OF 337.00 FEET; THENCE SOUTHWESTERLY ALONG SAID LIMITS AND THE EAST RIGHT-OF-WAY LINE OF TREASURE ISLAND ROAD OF SAID UNIT FOR 64.76 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 11°00’38” TO A LINE TANGENT WHICH BEARS SOUTH 25°25’37” WEST; THENCE ALONG SAID TANGENT FOR 180.74 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 337.00 FEET; THENCE SOUTHERLY AND SOUTHWESTERLY FOR 366.46 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 62°18’15” TO THE BEGINNING OF A REVERSE CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 107.30 FEET, A RADIAL LINE THROUGH SAID BEGINNING OF REVERSE CURVE BEARS SOUTH 02°16’08” EAST; THENCE SOUTHWESTERLY FOR 66.15 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 35°19’18” TO A RADIAL LINE OF SAID CURVE WHICH BEARS SOUTH 37°35’27” EAST, THENCE ALONG SAID RADIAL FOR 127.61 FEET THE NORTHEAST CORNER OF LOT 1, BLOCK 11 OF SAID UNIT TWO; THENCE SOUTH 23°02’22” WEST, ALONG THE BACK PROPERTY LINES OF BLOCK 11, FOR 472.28 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 319.15 FEET; THENCE SOUTHERLY AND SOUTHWESTERLY FOR 167.81 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 30°07’36” TO A NON-TANGENT LINE WHICH BEARS SOUTH 57°36’59” WEST; THENCE ALONG SAID NON-TANGENT LINE FOR 84.16 FEET; THENCE SOUTH 10°28’35” EAST FOR 163.86 FEET; THENCE SOUTH 00°57’34” WEST FOR 609.67 FEET; THENCE SOUTH 11°13’51” EAST FOR 63.05 FEET; THENCE SOUTH 14°07’45” EAST FOR 190.49 FEET; THENCE SOUTH 36°48’01” WEST FOR 190.49 FEET; THENCE SOUTH 87°43’47” WEST FOR 190.49 FEET TO THE SOUTHEAST CORNER OF LOT 36, BLOCK 10 OF SAID UNIT TWO; THENCE NORTH 41°20’27” WEST ALONG THE BACK PROPERTY LINES OF BLOCK 10 FOR 190.49 FEET; THENCE NORTH 09°35’19” EAST FOR 160.00 FEET; THENCE NORTH 20°09’23” EAST FOR 100.42 FEET; THENCE NORTH 00°57’34” EAST FOR 530.30 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHWEST HAVING A RADIUS OF 711.42 FEET; THENCE NORTHERLY AND NORTHWESTERLY FOR 163.50 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 13°10’04” TO A LINE TANGENT WHICH BEARS NORTH 12°12’30” WEST; THENCE ALONG SAID TANGENT FOR 670.28 FEET; THENCE NORTH 16°05’41” WEST FOR 251.42 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 255.00 FEET; THENCE NORTHWESTERLY, NORTHERLY NORTHEASTERLY FOR 620.18 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 139°20’54” TO A LINE TANGENT WHICH BEARS SOUTH 56°44’48” EAST, THENCE ALONG SAID TANGENT FOR 473.16 FEET; THENCE SOUTH 19°58’34” EAST FOR 50.97 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 167.30 FEET, ALSO LYING ON THE NORTHERLY RIGHT-OF-WAY OF TREASURE ISLAND ROAD; THENCE EASTERLY FOR 51.70 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 17°42’25” TO THE BEGINNING OF A REVERSE CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 277.00 FEET, A RADIAL LINE THROUGH SAID BEGINNING OF REVERSE CURVE BEARS NORTH 02°16’08” WEST, THENCE NORTHEASTERLY AND NORTHERLY FOR 301.21 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 62°18’15” TO A LINE TANGENT WHICH BEARS NORTH 25°25’37” EAST, THENCE ALONG SAID TANGENT FOR 180.74 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 277.00 FEET; THENCE NORTHERLY FOR 53.23 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 11°00’38” TO A RADIAL LINE OF SAID CURVE WHICH BEARS NORTH 75°35’01” WEST; SAID LINE BEING THE SOUTH PROPERTY LINE OF LOT 24, BLOCK 7 AND THE LIMITS OF PLAT OF SOUTH PORT ST. LUCIE UNIT ONE AS SHOWN ON SHEET 2 OF 2 OF PLAT BOOK 12, PAGE 1 OF THE PUBLIC RECORDS OF ST. LUCIE COUNTY, FLORIDA; THENCE ALONG SAID RADIAL FOR 125.00 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHWEST HAVING A RADIUS OF 152.00 FEET; THENCE NORTHERLY AND NORTHWESTERLY ALONG THE BACK PROPERTY LINES OF BLOCK 7 FOR 169.44 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 63°52’12” TO A POINT OF REVERSE CURVATURE OF A CURVE CONCAVE TO THE NORTHEAST, THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE, HAVING A RADIUS OF 1025.00 FEET, A CENTRAL ANGLE OF 29°33’11”, AN ARC DISTANCE OF 528.69 FEET; THENCE NORTH 19°54’02” WEST, FOR 418.24 FEET; THENCE WEST FOR 85.47 FEET, THENCE NORTH 09°04’02” EAST FOR 403.71 FEET; THENCE NORTH 02°25’00” WEST FOR 55.92 FEET; THENCE NORTH 49°28’15” WEST FOR 65.67 FEET; THENCE NORTH 66°00’12” WEST FOR 121.40 FEET; THENCE SOUTH 54°04’00” WEST FOR 50.00 FEET; THENCE SOUTH 29°08’01” EAST FOR 30.03 FEET TO A POINT ON THE ARC OF A CURVE CONCAVE TO THE WEST WHOSE RADIUS BEARS SOUTH 38°34’30” WEST FROM THE LAST DESCRIBED POINT; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE, HAVING A RADIUS OF 255.00 FEET, A CENTRAL ANGLE OF 83°10’17”, AN ARC DISTANCE OF 370.16 FEET; THENCE SOUTH 32°09’53” WEST, FOR 94.05 FEET; THENCE SOUTH 17°34’22” WEST FOR 52.33 FEET; THENCE SOUTH 79°38’56” WEST FOR 186.10 FEET; THENCE NORTH 88°28’19” WEST FOR 131.28 FEET; THENCE SOUTH 29°00’22” WEST FOR 80.50 FEET TO THE POINT OF CURVATURE OF A CURVE CONCAVE TO THE NORTHWEST; THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE, HAVING A RADIUS OF 642.59 FEET, A CENTRAL ANGLE OF 21°20’57”, AN ARC DISTANCE OF 239.44 FEET TO A POINT OF REVERSE CURVATURE CONCAVE TO THE SOUTHEAST; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE, HAVING A RADIUS OF 1087.94 FEET, A CENTRAL ANGLE OF 51°52’18”, AN ARC DISTANCE OF 984.95 FEET; THENCE SOUTH 02°55’01” WEST FOR 181.57 FEET; THENCE SOUTH 00°14’25” EAST FOR 1425.00 FEET; THENCE SOUTH 02°54’55” EAST FOR 73.19 FEET; THENCE SOUTH 10°49’42” EAST FOR 215.32 FEET TO THE POINT OF BEGINNING.

Exhibit A

SAID LAND SITUATE, LYING AND BEING IN THE CITY OF PORT ST. LUCIE, ST. LUCIE COUNTY, FLORIDA.

A) LESS AND EXCEPT A STRIP OF LAND OF LAND DESCRIBED IN ST. LUCIE COUNTY OFFICIAL RECORD BOOK 382, PAGE 333, CONTAINING 0.17 ACRES MORE OR LESS.

B) A ONE FOOT STRIP OF LAND LYING IMMEDIATELY ADJACENT TO THE SOUTH LINE OF LOT 14, BLOCK 164, SOUTH PORT ST. LUCIE UNIT NINE, AS RECORDED IN PLAT BOOK 14, PAGE 27A, OF THE PUBLIC RECORDS OF ST. LUCIE COUNTY, FLORIDA.

SAID LAND SITUATE, LYING AND BEING IN THE CITY OR PORT ST. LUCIE, ST. LUCIE COUNTY CONTAINING 0.00 ACRES MORE OR LESS.

C) LESS AND EXCEPT A STRIP OF LAND DESCRIBED IN ST. LUCIE COUNTY OFFICIAL RECORD BOOK 208, PAGE 1132.

PARCEL “B”

POINT OF BEGINNING BEING THE BEGINNING OF THE AFOREMENTIONED TIE LINE ALSO BEING THE NORTHEAST CORNER OF THE SEAWALL; THENCE LANDWARD OF THE WATERS EDGE OF KITCHING COVE AND THE NORTH PORT OF THE ST. LUCIE RIVER CONTINUE ALONG SAID TIE LINE SOUTH 76°25’42” EAST FOR A DISTANCE OF 50.83 FEET; THENCE CONTINUING SOUTH 73°51’41” EAST FOR A DISTANCE OF 115.04 FEET; THENCE SOUTH 69°22’15” EAST FOR A DISTANCE OF 107.15 FEET; THENCE SOUTH 65°26’15” EAST FOR A DISTANCE OF 82.89 FEET; THENCE SOUTH 53°35’53” EAST FOR A DISTANCE OF 224.80 FEET; THENCE NORTH 34°43’37” EAST FOR A DISTANCE OF 135.73 FEET; THENCE NORTH 57°43’37” EAST FOR A DISTANCE OF 141.73 FEET: THENCE SOUTH 87°16’23” EAST FOR A DISTANCE OF 119.35 FEET; THENCE SOUTH 38°16’23” EAST FOR A DISTANCE OF 146.96 FEET; THENCE SOUTH 05°27’19” EAST FOR A DISTANCE OF 120.73 FEET; THENCE SOUTH 50°32’41” WEST FOR A DISTANCE OF 102.70 FEET; THENCE SOUTH 14°32’41” WEST FOR A DISTANCE OF 120.77 FEET; THENCE SOUTH 45°27’19” EAST FOR A DISTANCE OF 188.35 FEET; THENCE SOUTH 21°54’46” EAST FOR A DISTANCE OF 341.21 FEET; THENCE NORTH 46°45’16” EAST FOR A DISTANCE OF 543.57 FEET; THENCE NORTH 55°23’47” EAST FOR A DISTANCE OF 145.60 FEET; THENCE NORTH 04°06’44” WEST FOR A DISTANCE OF 176.94 FEET; THENCE NORTH 41°51’16” EAST FOR A DISTANCE OF 85.00 FEET; THENCE NORTH 57°51’16” EAST FOR A DISTANCE OF 239.90 FEET; THENCE NORTH 73°37’37” EAST FOR A DISTANCE OF 144.43 FEET; TO A POINT LYING ON THE WEST PLAT LIMITS OF AFOREMENTIONED PLAT OF VILLAS OF SANDPIPER BAY UNIT TWO; THENCE CONTINUING ALONG SAID LIMITS SOUTH 51°21’25” EAST FOR A DISTANCE OF 36.01 FEET; THENCE SOUTH FOR DISTANCE OF 370.00 FEET; THENCE SOUTH 74°53’47” WEST ALONG A LINE LYING WATERWARD OF THE WATERS EDGE FOR A DISTANCE OF 517.19 FEET; THENCE CONTINUING ALONG SAID WATERWARD LINE SOUTH 46°45’16” WEST FOR A DISTANCE OF 661.78 FEET; THENCE NORTH 23°14’14” WEST FOR A DISTANCE OF 563.40 FEET; THENCE NORTH 53°15’17” WEST FOR A DISTANCE OF 640.91 FEET; THENCE NORTH 65°23’43” WEST FOR A DISTANCE OF 333.68 FEET; TO THE SOUTHEAST CORNER OF SAID SEAWALL; THENCE NORTH 17°37’59” EAST ALONG THE FACE OF THE SEAWALL FOR A DISTANCE OF 12.30 FEET TO THE POINT OF BEGINNING OF THIS DESCRIPTION.

SAID PARCEL SITUATE, LYING AND BEING IN THE CITY OF PORT ST. LUCIE, ST. LUCIE COUNTY, FLORIDA.

LESS AND EXCEPT THAT PORTION DEEDED TO THE CITY OF PORT ST. LUCIE IN OFFICIAL RECORDS BOOK 1430, PAGE 461.

Tax Parcel No. 4423-210-0001-000-3

Together with additional parcels to be legally described on the Survey, including Tax Parcel Nos:

3422-565-0001-000-8

3422-550-0011-000-5

3422-540-0010-100-8

3422-550-0001-000-2

3422-555-0091-000-7

Exhibit A

EXHIBIT B

Form of Deposit Escrow Instructions

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Escrow Agreement”) is made and entered into as of ______________, 2022, by and among FIRST AMERICAN TITLE INSURANCE COMPANY (“Escrow Agent”), SANDPIPER RESORT PROPERTIES, INC., a Florida corporation (“Seller”), and ALTITUDE INTERNATIONAL HOLDINGS, INC., a New York corporation any (“Purchaser”; and together with Seller, collectively, the “Parties”, each individually, a “Party”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser have entered into that certain Purchase and Sale Agreement (the “PSA”) for the purchase by Purchaser and the sale by Seller of certain real estate located at 3500 Southeast Morningside Boulevard Port St. Lucie, FL 34952 (the “Property”).

WHEREAS, Purchaser will deposit with Escrow Agent an amount equal to $500,000.00 the (“Initial Deposit”) on or before _________ and, in accordance with and subject to the terms of the PSA, Purchaser will deposit with Escrow Agent an additional amount equal to $1,000,000.00 (the “Second Deposit”; and the Second Deposit, together with the Initial Deposit, the “Escrow Amount”).

WHEREAS, Escrow Agent has been designated as the escrow agent with respect to the Escrow Amount and has agreed to hold the Escrow Amount for the benefit of the parties and to return the Escrow Amount to Purchaser or to pay the same to Seller in accordance with the terms herein.

NOW, THEREFORE, in consideration of the foregoing, of the covenants, promises and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties and Escrow Agent covenant and agree as follows:

1. Engagement of Escrow Agent. Seller and Purchaser hereby appoint Escrow Agent, and Escrow Agent hereby accepts such appointment, to act and serve as the escrow agent under and pursuant to this Escrow Agreement.

2. Acknowledgement of Receipt of the Escrow Amount. Escrow Agent hereby acknowledges receipt of the Escrow Amount. Escrow Agent agrees that it shall hold, maintain and disburse the Escrow Amount pursuant to and in accordance with the terms of this Escrow Agreement.

Exhibit B

3. Holding of the Escrow Amount.

(a) Escrow Funds shall be deposited in accordance with either standard i. or ii. below as indicated by the parties.

________ (i) All checks, money orders or drafts will be processed for collection in the normal course of business. Escrow Agent may commingle funds received by it in escrow with escrow funds of others, and may, without limitation, deposit such funds in its custodial or escrow accounts with any reputable trust company, bank, savings bank, savings association, or other financial services entity, including any affiliate of Escrow Agent. It is understood that Escrow Agent shall be under no obligation to invest the funds deposited with it on behalf of any depositor, nor shall it be accountable for any earnings or incidental benefit attributable to the funds which may be received by Escrow Agent while it holds such funds.

________ (ii) Escrow Agent is directed to deposit the escrow funds in an interest-bearing account, which account shall be maintained in the name of First American Title Insurance Company as Escrow Agent for Purchaser. Interest earned on the escrow funds deposited shall accrue to the benefit of Purchaser, who has provided a completed and executed W-9 form to Escrow Agent. THE ESCROW FUNDS WILL NOT BE PLACED INTO AN INTEREST-BEARING ACCOUNT UNTIL AND UNLESS ESCROW AGENT HAS RECEIVED THE COMPLETED W-9 FROM PURCHASER. Accrued interest shall accumulate and constitute a part of the escrow. Escrow Agent shall not be responsible for (a) any fluctuation in the rate on interest accruing on deposited escrow funds; (b) any failure on the part of the Bank; (c) the unavailability of FDIC insurance on all or any portion of the deposited escrow funds or (d) any other matters beyond the direct and exclusive control of Escrow Agent.

(b) The Escrow Amount shall be held by Escrow Agent in an interest-bearing escrow account established by Escrow Agent at Citibank, N.A.

(c) The Escrow Amount shall be held and released by Escrow Agent as authorized by Seller and Purchaser, subject to and in accordance with the terms and provisions of this Agreement. If Escrow Agent receives a written notice signed by the Parties (or a certified copy of a final order of a court of competent jurisdiction) directing delivery of the Escrow Amount (or any portion thereof), then Escrow Agent shall deliver the Escrow Amount (or any portion thereof) as so directed.

(d) If Escrow Agent receives a written request signed by either Seller or Purchaser (the “Noticing Party”) stating that the Noticing Party is entitled to the Escrow Amount (or any portion thereof) (the Escrow Amount (or any portion thereof) requested pursuant to such written request signed by the Noticing Party being referred to herein as the “Requested Amount”), then Escrow Agent shall send a copy of such request to the other party hereto (the “Non-Noticing Party”) in accordance with Section 6 hereof. The Non-Noticing Party shall have the right to object to such request for the Requested Amount by written notice of objection (a “Notice of Objection”) delivered to and received by Escrow Agent five (5) Business Days after the date of Escrow Agent’s mailing of such copy to the Non-Noticing Party, but not thereafter. If Escrow Agent shall not have so received a Notice of Objection from the Non-Noticing Party, then Escrow Agent shall deliver the Requested Amount to the Noticing Party. If Escrow Agent shall have received a Notice of Objection within the time herein prescribed, subject to subparagraph (d) below, Escrow Agent shall refuse to comply with any requests or demands on it and shall continue to hold the Requested Amount until Escrow Agent receives (x) a written notice signed by the Parties, stating who is entitled to the Requested Amount, or (y) a final order of a court of competent jurisdiction directing disbursement of the Requested Amount in a specific manner, in either of which events Escrow Agent shall then disburse the Requested Amount in accordance with such notice or order. Notwithstanding anything to the contrary provided in this Escrow Agreement, in the event that the Escrow Agent receives a written request for release of the Escrow Amount by the Purchaser upon the termination of the PSA by Purchaser prior to the expiration of the Due Diligence Period, such request shall not be subject to objection by Seller and Escrow Agent shall not look to Seller for approval or disapproval or such request for the release of the Escrow Amount.

Exhibit B

(e) Any notice to Escrow Agent shall be sufficient only if received by Escrow Agent within the applicable time period set forth herein. All mailings and notices from Escrow Agent to any Party or from any Party to Escrow Agent, provided for in this Escrow Agreement shall be addressed to the party to receive such notice at its notice address set forth in Section 6 hereof (with copies to be similarly sent to the additional parties therein indicated).

(f) Seller and Purchaser hereby severally, and not jointly, agree to indemnify and save Escrow Agent harmless from any and all loss, damage, claims, liabilities, judgments and other cost and expense of every kind and nature which may be incurred by Escrow Agent arising out of its acting as Escrow Agent hereunder (including, without limitation, reasonable attorneys’ fees and disbursements) due to acts or omissions of such party except in the case of Escrow Agent’s bad faith, willful misconduct or gross negligence.

4. Escrow Agent.

(a) Except as expressly contemplated by this Escrow Agreement or by joint written instructions from the Parties, Escrow Agent shall not sell, transfer or otherwise dispose of in any manner the Escrow Amount, except pursuant to an order of a court of competent jurisdiction.

(b) The duties and obligations of Escrow Agent shall be determined solely by this Escrow Agreement.

(c) Escrow Agent is acting hereunder without charge as an accommodation to the Parties, it being understood and agreed that Escrow Agent shall not be liable for any error in judgment or any act done or omitted by it in good faith or pursuant to court order, or for any mistake of fact or law. Escrow Agent may rely and act upon any instrument or other writing reasonably believed by Escrow Agent to be genuine and purporting to be signed and presented by any person or persons purporting to have authority to act on behalf of a Party, and shall not be liable in connection with the performance of any duties imposed upon Escrow Agent by the provisions of this Escrow Agreement, except for Escrow Agent’s own bad faith, gross negligence, willful misconduct or willful default. Escrow Agent shall have no duties or responsibilities except those set forth herein. Escrow Agent shall not be bound by any modification, cancellation or rescission of this Escrow Agreement unless the same is in writing and signed by the Parties, and, if Escrow Agent’s duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto. Escrow Agent shall be reimbursed by the Parties for any actual out-of-pocket expenses (including reasonable legal fees and disbursements of outside counsel), including all of Escrow Agent’s reasonable fees and expenses with respect to any interpleader action incurred in connection with this Escrow Agreement, and such liability shall be several and not joint; provided, however, that, as between Seller and Purchaser, the prevailing party in any dispute over the Escrow Amount shall be entitled to reimbursement by the losing party of any such expenses paid to Escrow Agent. In the event that Escrow Agent shall be uncertain as to Escrow Agent’s duties or rights hereunder, or shall receive instructions from the Parties that, in Escrow Agent’s opinion, are in conflict with any of the provisions hereof, Escrow Agent shall be entitled to hold the Escrow Amount, and may decline to take any other action. After delivery of the Escrow Amount in accordance herewith, Escrow Agent shall have no further liability or obligation of any kind whatsoever.

Exhibit B

5. Termination. This Escrow Agreement shall terminate on the earlier of (a) the date on which Escrow Agent has disbursed the Escrow Amount held by it pursuant to this Escrow Agreement and (b) written notice of termination executed by the Parties and Escrow Agent has released the Escrow Amount in accordance with the written notice.

6. Notices. All notices, demands, requests or other communications required or permitted hereunder shall be given in writing and shall be effective for all purposes if (i) delivered by personal delivery, (iii) sent by nationally recognized overnight courier (next Business Day delivery), or (iii) sent by electronic mail, sent to the intended addressee and addressed as follows:

If given to Seller:	Sandpiper Resort Properties, Inc.
c/o Club Med Management Services, Inc.
6505 Blue Lagoon Drive, Suite 225
Miami, FL 33126
Attention: Eileen Kett
	E-mail:	eileen.kett@clubmed.com

To Purchaser:	Altitude International Holdings, Inc.

with a copy being
simultaneously given by
the same method of delivery to:	4500 SE Pine Valley Street
Port Saint Lucie, FL 34952
Attention: Gregory C Breunich
	E-Mail:	gbreunich@clubmedacademies.com

Buchanan Ingersoll & Rooney PC
401 East Las Olas Boulevard, Suite 2250
Fort Lauderdale, FL 33301
Attention: Adele I. Stone, Esq.
	E-Mail:	adele.stone@bipc.com

If given to Escrow Agent:	First American Title Insurance Company
13450 West Sunrise Blvd, Suite 300,
Sunrise, FL 33323Attention: Nancy Cotto
	E-Mail:	ncotto@firstam.com

Exhibit B

Any notice under this Escrow Agreement may be given and received by the attorneys for the respective parties, which attorneys are hereby authorized to act on behalf of the parties hereto. Notices shall be deemed to have been given (i) at the time of personal delivery, (ii) in the case of overnight courier, as of the date of first attempted delivery at the address provided herein, or (iii) in the case of electronic mail, at the time sent (unless sent after 5:30 p.m. Pacific Time, in which case such notice shall be deemed to have been given on the next business day).

7. Governing Law; Venue. This Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida applicable to contracts executed and to be performed entirely within that State. The parties hereto hereby submit to personal jurisdiction in the State of Florida for all matters, if any, which shall arise with respect to this Escrow Agreement, and waive any and all rights under the law of any other state or country to object to jurisdiction within the State of Florida or to institute a claim of forum non conveniens with respect to any court in the State of Florida for the purposes of litigation with respect to this Escrow Agreement. . If any legal action is necessary to enforce the terms and conditions of this Escrow Agreement, the parties hereby agree that the courts located in St. Lucie County, Florida shall be the sole jurisdiction and venue for the bringing of the action.

8. Amendments. This Escrow Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Parties and Escrow Agent.

9. Binding Effect. This Escrow Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors, assigns and legal representatives. No party hereto may assign any of its rights, interests or obligations hereunder.

10. Waiver. Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Escrow Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

11. Severability. If any term or other provision of this Escrow Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Escrow Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Escrow Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Escrow Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Escrow Agreement be consummated as originally contemplated to the fullest extent possible.

Exhibit B

12. Entire Agreement. This Escrow Agreement shall constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties and Escrow Agent with respect to the subject matter hereof.

13. No Third Party Beneficiaries. This Escrow Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Escrow Agreement.

14. Headings. The descriptive headings contained in this Escrow Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

15. Counterparts. This Escrow Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement. To facilitate execution of this Escrow Agreement, the parties may exchange by facsimile or electronic mail (e-mail) (which shall include but not be limited to electronic attachments in .pdf format containing counterparts of this signature page) which shall be effective as original signature pages for all purposes.

16. Escrow Agent Fees. Escrow Agent shall not be entitled to receive any fees or other compensation for the performance of its duties hereunder; provided that the foregoing shall not limit the rights of Escrow Agent to receive reimbursement and/or indemnification as set forth in this Escrow Agreement.

17. Disbursement of Funds. Any funds to be disbursed pursuant to this Escrow Agreement shall be made by wire transfer of immediately available funds to the accounts designated by the applicable Party.

[SIGNATURE PAGES FOLLOW.]

Exhibit B

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed and sealed as of the day and year first written above.

SELLER:

Sandpiper Resort Properties, Inc.,

By:	/s/ Eileen M Kett
Name:	Eileen M Kett, Esq.
Title:	V.P.

PURCHASER:

ALTITUDE INTERNATIONAL HOLDINGS, INC., a New York corporation

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	CEO

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/
Name:
Title:

Exhibit B

EXHIBIT C

Form of Deed.

This instrument prepared by

and when recorded return to:

____________________________________

____________________________________

____________________________________

Folio Number: _________________________

SPECIAL WARRANTY DEED

This Special Warranty Deed is made this ___ day of ___________, 20__ by _____________________, a ___________________ (“Grantor”) whose address is _____________________, and is delivered to _________________, a _________________ (“Grantee”), whose address is ____________________.

Grantor, for and in consideration of the sum of TEN & NO/100 DOLLARS ($10.00) and other good and valuable consideration, paid to Grantor by Grantee, the receipt and sufficiency of which are hereby acknowledged, grants, bargains, sells, and conveys to Grantee and Grantee’s successors and assigns forever, that certain parcel of land, situate, lying and being in Saint Lucie County, Florida, described in Exhibit A, attached hereto and made a part hereof (the “Property”);

Together With all easements, tenements, hereditaments, and appurtenances belonging to the Property; and

To Have And To Hold the same in fee simple forever.

This conveyance is made subject to: [NOTE TO DRAFT: THE ESCEPTIONS TO THE DEED SHALL BE LIMITED TO THE PERMITTED EXCEPTIONS IN THE AGREEMENT]

Grantor covenants that at the time of delivery of this deed, except as described above, the Property is free of any encumbrances made by Grantor, and Grantor specially warrants the title to the Property, and will defend it against the lawful claims and demands of all persons claiming by, through or under Grantor, but against none other.

[SIGNATURE PAGE FOLLOWS]

Exhibit C

Grantor has caused this instrument to be duly executed on ____________ ___, 2022.

Signed, sealed, and delivered

in the presence of:

a

By: _______________________________________
Signature of Witness 1	Its: _______________________________________
Print Name: _________________________________

Print Name of Witness 1

Signature of Witness 2

Print Name of Witness 2

STATE OF FLORIDA

COUNTY OF ____________________

The foregoing instrument was acknowledged before me by means of ☐ physical presence or ☐ online notarization, this ____ day of ______________, 2022, by _____________________ as ____________________________________ for _________________________.

____________________________________________

(Signature of Notary Public - State of Florida)

(Print, Type, or Stamp Commissioned Name of Notary Public)

Personally Known _____ OR Produced Identification ________________

Type of Identification Produced________________________

Exhibit C

EXHIBIT A

The Property

The land referred to herein below is situated in the County of St. Lucie, State of Florida, and is described as follows:

PARCEL “A”

A PARCEL OF LAND LYING WITHIN SECTIONS 14 AND 23, TOWNSHIP 37 SOUTH, RANGE 40 EAST, ST. LUCIE COUNTY, FLORIDA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE NORTHWEST CORNER OF SAID SECTION 23, AS SHOWN ON SHEET 2 OF 2 OF THE PLAT OF SOUTH PORT ST. LUCIE UNIT ONE, AS RECORDED IN PLAT BOOK 12, PAGE 1 OF THE PUBLIC RECORDS OF ST. LUCIE COUNTY, FLORIDA; THENCE NORTH 79°10’18” EAST ALONG THE CENTERLINE OF MITCHELL AVENUE FOR 339.91 FEET, TO A POINT INTERSECTING AND LOCATED ON THE CENTERLINE OF MORNINGSIDE BOULEVARD; THENCE SOUTH 10°49’42 EAST ALONG THE CENTERLINE OF MORNINGSIDE BOULEVARD FOR 10.01 FEET; THENCE NORTH 79°10’18” EAST TO THE SOUTHEAST PROPERTY CORNER OF LOT 52, BLOCK 6 OF SAID UNIT ONE ALSO BEING ON THE PLAT LIMITS OF SAID UNIT ONE AND THE PLAT LIMITS OF PLAT CALLED RIVER VISTA AS SHOWN ON SHEET 2 OF 2 OF THE PLAT OF RIVER VISTA, AS RECORDED IN PLAT BOOK 13, PAGE 18 OF THE PUBLIC RECORDS OF ST. LUCIE COUNTY, FLORIDA, A DISTANCE OF 175.00 FEET, SAID POINT BEING THE POINT OF BEGINNING; THENCE SOUTH 10°49’42” EAST, ALONG THE BACK LOT LINES OF BLOCK ONE OF SAID PLAT OF RIVER VISTA FOR A DISTANCE OF 1005.00 FEET TO THE SOUTHEAST PROPERTY CORNER OF LOT 10, BLOCK 1 OF THE PLAT OF RIVER VISTA; THENCE SOUTH 79°10’18” WEST, ALONG THE SOUTH PROPERTY LINE OF AFORESAID LOT 10, FOR A DISTANCE OF 125.00 FEET TO A POINT LOCATED ON THE EAST RIGHT OF WAY LINE OF MORNINGSIDE BOULEVARD; THENCE CONTINUING SOUTH 10°49’42” EAST ALONG AFORESAID RIGHT OF WAY A DISTANCE OF 176.28 FEET; TO A POINT OF CURVATURE OF A CURVE CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 380.00 FEET AND A CENTRAL ANGLE OF 62°35’10”, THENCE SOUTHERLY ALONG THE ARC OF SAID CURVE TO THE LEFT, A DISTANCE OF 415.09 FEET, SAID ARC SUBTENDED BY A CHORD WHICH BEARS SOUTH 42°07’17” EAST, A DISTANCE OF 394.76 FEET TO THE CURVE’S END; THENCE SOUTH 33°31’24” WEST, A DISTANCE OF 103.54 FEET; THENCE SOUTH 14°08’50” WEST, A DISTANCE OF 35.15 FEET; TO A POINT OF INTERSECTION WITH A NON-TANGENT CURVE, CONCAVE NORTHEASTERLY, HAVING A RADIUS OF 200.00 FEET AND A CENTRAL ANGLE OF 22°15’58”, THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE TO THE LEFT, FROM WHICH THE LOCAL TANGENT AT THE BEGINNING POINT BEARS SOUTH 39°28’59” EAST, A DISTANCE OF 77.72 FEET, SAID ARC SUBTENDED BY A CHORD WHICH BEARS SOUTH 50°36’58” EAST, A DISTANCE OF 77.24 FEET TO THE POINT OF INTERSECTION WITH A NON-TANGENT LINE; THENCE SOUTH 22°30’27” WEST, A DISTANCE OF 288.72 FEET, ALONG THE EAST PLAT LIMITS OF SAID PLAT OF THE VILLAS OF SANDPIPER BAY UNIT ONE TO A POINT LYING IN THE WATERS EDGE OF KITCHING COVE; THENCE SOUTH 74°35’24” EAST, A DISTANCE OF 31.65 FEET, TO A POINT ON THE SOUTHWEST CORNER OF AND PARALLEL WITH THE SOUTH FACE OF A CONCRETE SEAWALL; THENCE CONTINUE SOUTH 74°35’24” EAST PARALLEL WITH AND ALONG SAID SOUTH FACE OF CONCRETE SEAWALL FOR A DISTANCE OF 244.72 FEET TO A POINT ON THE SOUTHEAST CORNER OF SAID SEAWALL; THENCE NORTH 17°37’59” EAST, A DISTANCE OF 12.30 FEET TO THE END OF SAID SEAWALL AND THE BEGINNING OF A TIE LINE; THENCE LANDWARD OF THE WATERS EDGE OF KITCHING COVE AND THE NORTH FORK OF ST. LUCIE RIVER CONTINUE ALONG THE TIE LINE SOUTH 76°25’42” EAST, A DISTANCE OF 50.83 FEET; THENCE SOUTH 73°51’41” EAST, A DISTANCE OF 115.04 FEET; THENCE SOUTH 69°22’15” EAST, A DISTANCE OF 107.15 FEET; THENCE SOUTH 65°26’15” EAST, A DISTANCE OF 82.89 FEET; THENCE SOUTH 53°35’53” EAST, A DISTANCE OF 224.80 FEET; THENCE NORTH 34°43’37” EAST, A DISTANCE OF 135.73 FEET; THENCE NORTH 57°43’37” EAST, A DISTANCE OF 141.73 FEET; THENCE SOUTH 87°16’23” EAST, A DISTANCE OF 119.35 FEET; THENCE SOUTH 38°16’23” EAST, A DISTANCE OF 146.96 FEET; THENCE SOUTH 05°27’19” EAST, A DISTANCE OF 120.73 FEET; THENCE SOUTH 50°32’41” WEST, A DISTANCE OF 102.70 FEET; THENCE SOUTH 14°32’41” WEST, A DISTANCE OF 120.77 FEET; THENCE SOUTH 45°27’19” EAST, A DISTANCE OF 188.35 FEET; THENCE SOUTH 21°54’46” EAST, A DISTANCE OF 341.21 FEET; THENCE NORTH 46°45’16” EAST, A DISTANCE OF 543.57 FEET; THENCE NORTH 55°23’47” EAST, A DISTANCE OF 145.60 FEET; THENCE NORTH 04°08’44” WEST, A DISTANCE OF 176.94 FEET; THENCE NORTH 41°51’16” EAST, A DISTANCE OF 85.00 FEET; THENCE NORTH 57°51’16” EAST, A DISTANCE OF 239.90 FEET; THENCE NORTH 73°37’37”EAST, A DISTANCE OF 144.43 FEET; TO A POINT LYING ON THE WEST PLAT LIMITS OF THE PLAT OF VILLAS OF SANDPIPER BAY UNIT TWO AS SHOWN ON SHEET 3 OF 4 OF SAID PLAT AS RECORDED IN PLAT BOOK 17, PAGES 14, 14A AND 14B OF THE PUBLIC RECORDS OF ST. LUCIE COUNTY, FLORIDA, SAID POINT ALSO BEING THE END OF THE TIE LINE; THENCE CONTINUING ALONG SAID PLAT LIMITS NORTH 11°40’00” EAST, A DISTANCE OF 155.00 FEET; THENCE NORTH 28°40’00” EAST, A DISTANCE OF 130.00 FEET; THENCE NORTH 07°20’00” WEST, A DISTANCE OF 130.00 FEET; THENCE NORTH 45°20’00” WEST, A DISTANCE OF 99.61 FEET; TO A POINT OF INTERSECTION WITH A NON-TANGENT CURVE, CONCAVE NORTHWESTERLY, HAVING A RADIUS OF 1070.04 FEET AND A CENTRAL ANGLE OF 39°58’56”, AND WHICH LIES ON THE SOUTHERLY AND EASTERLY UNRECORDED RIGHT-OF-WAY LINE OF PINE VALLEY STREET AS SHOWN ON SAID PLAT OF VILLAS OF SANDPIPER BAY UNIT TWO; THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT, FROM WHICH THE LOCAL TANGENT AT THE BEGINNING POINT BEARS SOUTH 41°48’57” WEST, A DISTANCE OF 746.70 FEET, SAID ARC SUBTENDED BY A CHORD WHICH BEARS SOUTH 61°48’25” WEST, A DISTANCE OF 731.64 FEET TO THE POINT OF INTERSECTION WITH A NON-TANGENT LINE; THENCE NORTH 08°12’07” WEST, A DISTANCE OF 100.00 FEET; TO A POINT OF INTERSECTION WITH A NON- TANGENT CURVE, CONCAVE NORTHWESTERLY, HAVING A RADIUS OF 215.00 FEET AND A CENTRAL ANGLE OF 62°39’42”, THENCE NORTHEASTERLY ALONG THE ARC OF SAID CURVE TO THE LEFT, FROM WHICH THE LOCAL TANGENT AT THE BEGINNING POINT BEARS NORTH 62°33’07” EAST, A DISTANCE OF 235.14 FEET. SAID ARC SUBTENDED BY A CHORD WHICH BEARS NORTH 31°13’17” EAST, A DISTANCE OF 223.59 FEET TO A POINT OF TANGENCY LYING ON THE WEST RIGHT OF WAY LINE OF MONTE VISTA STREET AS SHOWN ON SHEET 1 OF 1 OF THE PLAT OF SOUTH PORT ST. LUCIE UNIT THREE, AS RECORDED IN PLAT BOOK 12, PAGE 4 OF THE PUBLIC RECORDS OF ST. LUCIE COUNTY, FLORIDA, THENCE NORTH 00°06’34” WEST, A DISTANCE OF 107.67 FEET; THENCE SOUTH 89°53’26” WEST, A DISTANCE OF 125.00 FEET TO THE SOUTHWEST CORNER OF LOT 3, BLOCK 15 OF SAID UNIT THREE; THENCE NORTH 00°06’34” WEST, A DISTANCE OF 877.33 FEET ALONG THE WEST LINE OF SAID BLOCK 15 TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHWEST HAVING A RADIUS OF 566.79 FEET; THENCE NORTHERLY AND NORTHWESTERLY FOR 202.00 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 20°25’12” TO THE BEGINNING OF A REVERSE CURVE CONCAVE TO THE EAST HAVING A RADIUS OF 928.69 FEET, A RADIAL LINE THROUGH SAID BEGINNING OF REVERSE CURVE BEARS NORTH 69°28’14” EAST; THENCE NORTHWESTERLY, NORTHERLY AND NORTHEASTERLY FOR 580.95 FEET ALONG SAID CURVE THROUGH ACENTRAL ANGLE OF 35°50’31” TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE TO THE EAST HAVING A RADIUS OF 175.00 FEET AND TO WHICH BEGINNING A RADIAL LINE BEARS SOUTH 19°58’53” WEST; THENCE NORTHWESTERLY, NORTHERLY AND NORTHEASTERLY FOR 489.22 FEET ALONG SAID CURVE THROUGH A CENTRAL OF 160°10’20”, TO A RADIAL LINE OF SAID CURVE WHICH BEARS NORTH 00°09’13” EAST; THENCE ON THE PROLONGATION OF SAID RADIAL FOR 5.86 FEET; THENCE NORTH 00°01’48” WEST FOR 337.94 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 235.00 FEET; THENCE NORTHERLY AND NORTHEASTERLY FOR 369.14 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 90°00’00” TO A LINE TANGENT WHICH BEARS NORTH 89°58’12” EAST; THENCE ON THE PROLONGATION OF SAID TANGENT FOR 20.00 FEET TO THE NORTHWESTERLY CORNER OF TRACT “A” BLOCK 181 OF THE PLAT OF SOUTH PORT ST. LUCIE UNIT 13, AS RECORDED IN PLAT BOOK 16, PAGE 22 OF THE PUBLIC RECORDS OF ST. LUCIE COUNTY, FLORIDA; THENCE CONTINUE ALONG SAID PROLONGATION FOR 375.00 FEET; THENCE NORTH 00°01’48” EAST FOR 45.00 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 235.00 FEET; THENCE NORTHERLY AND NORTHEASTERLY FOR 100.37 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 24°28’13” TO THE SOUTHWEST CORNER OF LOT 1, BLOCK 158 OF THE PLAT OF SOUTH PORT ST. LUCIE UNIT SEVEN AS RECORDED IN PLAT BOOK 14, PAGE 24, OF THE PUBLIC RECORDS OF ST. LUCIE COUNTY, FLORIDA; THENCE CONTINUE ALONG SAID CURVE 165.37 FEET, THROUGH A CENTRAL ANGLE 40°19’10” TO A LINE TANGENT WHICH BEARS NORTH 64°45’35” EAST, THENCE ON THE PROLONGATION OF SAID LINE TANGENT FOR 243.44 FEET ALONG THE BACK PROPERTY LINE OF BLOCK 158 OF UNIT SEVEN TO THE BEGINNING OF A CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 345.00 FEET; THENCE NORTHEASTERLY FOR 361.59 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 60°03’00” TO THE BEGINNING OF A REVERSE CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 2155.00 FEET, A RADIAL LINE THROUGH SAID BEGINNING OF REVERSE CURVE BEARS NORTH 85°17’25” WEST; THENCE NORTHERLY AND NORTHEASTERLY FOR 761.11 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 20°14’10” TO THE BEGINNING OF A COMPOUND CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 320.36 FEET; A RADIAL LINE THROUGH SAID BEGINNING OF COMPOUND CURVE BEARS NORTH 65°03’15” WEST; THENCE NORTHEASTERLY FOR 152.32 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 27°14’31” TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE TO THE SOUTHWEST HAVING A RADIUS OF 1577.14 FEET AND TO WHICH BEGINNING A RADIAL LINE BEARS SOUTH 52°04’32” WEST; THENCE NORTHWESTERLY FOR 394.76 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 14°20’28” TO A RADIAL LINE OF SAID CURVE WHICH BEARS NORTH 37°44’04” EAST; THENCE ON THE PROLONGATION OF SAID RADIAL FOR 125.00 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHWEST HAVING A RADIUS OF 1702.14 FEET, AFORESAID COURSE ALSO BEING THE WESTERLY PROPERTY LINE OF LOT 21, BLOCK 158 OF SAID UNIT SEVEN AND LYING ON THE LIMITS OF SAID UNIT; AFORESAID COURSE ALSO LYING ON THE LIMITS OF THE PLAT OF SOUTH PORT ST. LUCIE UNIT NINE AS SHOWN IN PLAT BOOK 14, PAGE 27A OF THE PUBLIC RECORDS OF ST. LUCIE COUNTY, FLORIDA; THENCE NORTHWESTERLY FOR 324.40 FEET ALONG SAID CURVE AND THE SOUTH RIGHT- OF-WAY LINE OF WESTMORELAND BOULEVARD THROUGH A CENTRAL ANGLE OF 10°55’11” TO THE BEGINNING OF A REVERSE CURVE CONCAVE TO THE NORTHEAST HAVING A RADIUS OF 1787.03 FEET, A RADIAL LINE THROUGH SAID BEGINNING OF REVERSE CURVE BEARS SOUTH 26°48’53” WEST, THENCE NORTHWESTERLY 135.06 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 04°19’49” TO A NON-RADIAL LINE WHICH BEARS SOUTH 36°07’15” WEST; THENCE ALONG SAID NON- RADIAL LINE AND ALONG THE BACK PROPERTY LINES OF BLOCK 164 OF SAID UNIT NINE FOR 93.85 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 56.91 FEET; THENCE SOUTHWESTERLY FOR 18.93 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 19°03’29” TO THE BEGINNING OF A COMPOUND CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 1334.14 FEET, A RADIAL LINE THROUGH SAID BEGINNING OF SAID COMPOUND CURVE BEARS NORTH 72°56’14” WEST, THENCE SOUTHWESTERLY AND SOUTHERLY FOR 287.85 FEET THROUGH A CENTRAL ANGLE OF 12°21’43” TO A LINE TANGENT WHICH BEARS SOUTH 04°42’03” WEST, THENCE ALONG SAID TANGENT FOR 638.13 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 235.00 FEET; THENCE SOUTHERLY AND SOUTHWESTERLY FOR 369.14 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 90°00’00” TO A LINE TANGENT WHICH BEARS NORTH 85°17’57” WEST; THENCE ALONG SAID TANGENT FOR 444.99 FEET; THENCE NORTH 75°35’01” WEST FOR 83.29 FEET TO A POINT OF CURVATURE OF A CURVE CONCAVE TO THE NORTHWEST, ALSO LYING ON THE LIMITS OF SOUTH PORT ST. LUCIE UNIT TWO AS SHOWN ON SHEET 1 OF 1 OF THE PLAT OF SAID UNIT AS RECORDED IN PLAT BOOK 12, PAGES 3 AND 45 OF THE PUBLIC RECORDS OF ST. LUCIE COUNTY, FLORIDA, HAVING A RADIUS OF 337.00 FEET ; THENCE SOUTHWESTERLY ALONG SAID LIMITS AND THE EAST RIGHT-OF-WAY LINE OF TREASURE ISLAND ROAD OF SAID UNIT FOR 64.76 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 11°00’38” TO A LINE TANGENT WHICH BEARS SOUTH 25°25’37” WEST; THENCE ALONG SAID TANGENT FOR 180.74 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 337.00 FEET; THENCE SOUTHERLY AND SOUTHWESTERLY FOR 366.46 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 62°18’15” TO THE BEGINNING OF A REVERSE CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 107.30 FEET, A RADIAL LINE THROUGH SAID BEGINNING OF REVERSE CURVE BEARS SOUTH 02°16’08” EAST; THENCE SOUTHWESTERLY FOR 66.15 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 35°19’18” TO A RADIAL LINE OF SAID CURVE WHICH BEARS SOUTH 37°35’27” EAST, THENCE ALONG SAID RADIAL FOR 127.61 FEET THE NORTHEAST CORNER OF LOT 1, BLOCK 11 OF SAID UNIT TWO; THENCE SOUTH 23°02’22” WEST, ALONG THE BACK PROPERTY LINES OF BLOCK 11, FOR 472.28 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 319.15 FEET; THENCE SOUTHERLY AND SOUTHWESTERLY FOR 167.81 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 30°07’36” TO A NON-TANGENT LINE WHICH BEARS SOUTH 57°36’59” WEST; THENCE ALONG SAID NON-TANGENT LINE FOR 84.16 FEET; THENCE SOUTH 10°28’35” EAST FOR 163.86 FEET; THENCE SOUTH 00°57’34” WEST FOR 609.67 FEET; THENCE SOUTH 11°13’51” EAST FOR 63.05 FEET; THENCE SOUTH 14°07’45” EAST FOR 190.49 FEET; THENCE SOUTH 36°48’01” WEST FOR 190.49 FEET; THENCE SOUTH 87°43’47” WEST FOR 190.49 FEET TO THE SOUTHEAST CORNER OF LOT 36, BLOCK 10 OF SAID UNIT TWO; THENCE NORTH 41°20’27” WEST ALONG THE BACK PROPERTY LINES OF BLOCK 10 FOR 190.49 FEET; THENCE NORTH 09°35’19” EAST FOR 160.00 FEET; THENCE NORTH 20°09’23” EAST FOR 100.42 FEET; THENCE NORTH 00°57’34” EAST FOR 530.30 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHWEST HAVING A RADIUS OF 711.42 FEET; THENCE NORTHERLY AND NORTHWESTERLY FOR 163.50 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 13°10’04” TO A LINE TANGENT WHICH BEARS NORTH 12°12’30” WEST; THENCE ALONG SAID TANGENT FOR 670.28 FEET; THENCE NORTH 16°05’41” WEST FOR 251.42 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 255.00 FEET; THENCE NORTHWESTERLY, NORTHERLY NORTHEASTERLY FOR 620.18 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 139°20’54” TO A LINE TANGENT WHICH BEARS SOUTH 56°44’48” EAST, THENCE ALONG SAID TANGENT FOR 473.16 FEET; THENCE SOUTH 19°58’34” EAST FOR 50.97 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 167.30 FEET, ALSO LYING ON THE NORTHERLY RIGHT-OF-WAY OF TREASURE ISLAND ROAD; THENCE EASTERLY FOR 51.70 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 17°42’25” TO THE BEGINNING OF A REVERSE CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 277.00 FEET, A RADIAL LINE THROUGH SAID BEGINNING OF REVERSE CURVE BEARS NORTH 02°16’08” WEST, THENCE NORTHEASTERLY AND NORTHERLY FOR 301.21 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 62°18’15” TO A LINE TANGENT WHICH BEARS NORTH 25°25’37” EAST, THENCE ALONG SAID TANGENT FOR 180.74 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 277.00 FEET; THENCE NORTHERLY FOR 53.23 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 11°00’38” TO A RADIAL LINE OF SAID CURVE WHICH BEARS NORTH 75°35’01” WEST; SAID LINE BEING THE SOUTH PROPERTY LINE OF LOT 24, BLOCK 7 AND THE LIMITS OF PLAT OF SOUTH PORT ST. LUCIE UNIT ONE AS SHOWN ON SHEET 2 OF 2 OF PLAT BOOK 12, PAGE 1 OF THE PUBLIC RECORDS OF ST. LUCIE COUNTY, FLORIDA; THENCE ALONG SAID RADIAL FOR 125.00 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHWEST HAVING A RADIUS OF 152.00 FEET; THENCE NORTHERLY AND NORTHWESTERLY ALONG THE BACK PROPERTY LINES OF BLOCK 7 FOR 169.44 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 63°52’12” TO A POINT OF REVERSE CURVATURE OF A CURVE CONCAVE TO THE NORTHEAST, THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE, HAVING A RADIUS OF 1025.00 FEET, A CENTRAL ANGLE OF 29°33’11”, AN ARC DISTANCE OF 528.69 FEET; THENCE NORTH 19°54’02” WEST, FOR 418.24 FEET; THENCE WEST FOR 85.47 FEET, THENCE NORTH 09°04’02” EAST FOR 403.71 FEET; THENCE NORTH 02°25’00” WEST FOR 55.92 FEET; THENCE NORTH 49°28’15” WEST FOR 65.67 FEET; THENCE NORTH 66°00’12” WEST FOR 121.40 FEET; THENCE SOUTH 54°04’00” WEST FOR 50.00 FEET; THENCE SOUTH 29°08’01” EAST FOR 30.03 FEET TO A POINT ON THE ARC OF A CURVE CONCAVE TO THE WEST WHOSE RADIUS BEARS SOUTH 38°34’30” WEST FROM THE LAST DESCRIBED POINT; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE, HAVING A RADIUS OF 255.00 FEET, A CENTRAL ANGLE OF 83°10’17”, AN ARC DISTANCE OF 370.16 FEET; THENCE SOUTH 32°09’53” WEST, FOR 94.05 FEET; THENCE SOUTH 17°34’22” WEST FOR 52.33 FEET; THENCE SOUTH 79°38’56” WEST FOR 186.10 FEET; THENCE NORTH 88°28’19” WEST FOR 131.28 FEET; THENCE SOUTH 29°00’22” WEST FOR 80.50 FEET TO THE POINT OF CURVATURE OF A CURVE CONCAVE TO THE NORTHWEST; THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE, HAVING A RADIUS OF 642.59 FEET, A CENTRAL ANGLE OF 21°20’57”, AN ARC DISTANCE OF 239.44 FEET TO A POINT OF REVERSE CURVATURE CONCAVE TO THE SOUTHEAST; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE, HAVING A RADIUS OF 1087.94 FEET, A CENTRAL ANGLE OF 51°52’18”, AN ARC DISTANCE OF 984.95 FEET; THENCE SOUTH 02°55’01” WEST FOR 181.57 FEET; THENCE SOUTH 00°14’25” EAST FOR 1425.00 FEET; THENCE SOUTH 02°54’55” EAST FOR 73.19 FEET; THENCE SOUTH 10°49’42” EAST FOR 215.32 FEET TO THE POINT OF BEGINNING.

Exhibit A

SAID LAND SITUATE, LYING AND BEING IN THE CITY OF PORT ST. LUCIE, ST. LUCIE COUNTY, FLORIDA.

D) LESS AND EXCEPT A STRIP OF LAND OF LAND DESCRIBED IN ST. LUCIE COUNTY OFFICIAL RECORD BOOK 382, PAGE 333, CONTAINING 0.17 ACRES MORE OR LESS.

E) A ONE FOOT STRIP OF LAND LYING IMMEDIATELY ADJACENT TO THE SOUTH LINE OF LOT 14, BLOCK 164, SOUTH PORT ST. LUCIE UNIT NINE, AS RECORDED IN PLAT BOOK 14, PAGE 27A, OF THE PUBLIC RECORDS OF ST. LUCIE COUNTY, FLORIDA.

SAID LAND SITUATE, LYING AND BEING IN THE CITY OR PORT ST. LUCIE, ST. LUCIE COUNTY CONTAINING 0.00 ACRES MORE OR LESS.

F) LESS AND EXCEPT A STRIP OF LAND DESCRIBED IN ST. LUCIE COUNTY OFFICIAL RECORD BOOK 208, PAGE 1132.

PARCEL “B”

POINT OF BEGINNING BEING THE BEGINNING OF THE AFOREMENTIONED TIE LINE ALSO BEING THE NORTHEAST CORNER OF THE SEAWALL; THENCE LANDWARD OF THE WATERS EDGE OF KITCHING COVE AND THE NORTH PORT OF THE ST. LUCIE RIVER CONTINUE ALONG SAID TIE LINE SOUTH 76°25’42” EAST FOR A DISTANCE OF 50.83 FEET; THENCE CONTINUING SOUTH 73°51’41” EAST FOR A DISTANCE OF 115.04 FEET; THENCE SOUTH 69°22’15” EAST FOR A DISTANCE OF 107.15 FEET; THENCE SOUTH 65°26’15” EAST FOR A DISTANCE OF 82.89 FEET; THENCE SOUTH 53°35’53” EAST FOR A DISTANCE OF 224.80 FEET; THENCE NORTH 34°43’37” EAST FOR A DISTANCE OF 135.73 FEET; THENCE NORTH 57°43’37” EAST FOR A DISTANCE OF 141.73 FEET: THENCE SOUTH 87°16’23” EAST FOR A DISTANCE OF 119.35 FEET; THENCE SOUTH 38°16’23” EAST FOR A DISTANCE OF 146.96 FEET; THENCE SOUTH 05°27’19” EAST FOR A DISTANCE OF 120.73 FEET; THENCE SOUTH 50°32’41” WEST FOR A DISTANCE OF 102.70 FEET; THENCE SOUTH 14°32’41” WEST FOR A DISTANCE OF 120.77 FEET; THENCE SOUTH 45°27’19” EAST FOR A DISTANCE OF 188.35 FEET; THENCE SOUTH 21°54’46” EAST FOR A DISTANCE OF 341.21 FEET; THENCE NORTH 46°45’16” EAST FOR A DISTANCE OF 543.57 FEET; THENCE NORTH 55°23’47” EAST FOR A DISTANCE OF 145.60 FEET; THENCE NORTH 04°06’44” WEST FOR A DISTANCE OF 176.94 FEET; THENCE NORTH 41°51’16” EAST FOR A DISTANCE OF 85.00 FEET; THENCE NORTH 57°51’16” EAST FOR A DISTANCE OF 239.90 FEET; THENCE NORTH 73°37’37” EAST FOR A DISTANCE OF 144.43 FEET; TO A POINT LYING ON THE WEST PLAT LIMITS OF AFOREMENTIONED PLAT OF VILLAS OF SANDPIPER BAY UNIT TWO; THENCE CONTINUING ALONG SAID LIMITS SOUTH 51°21’25” EAST FOR A DISTANCE OF 36.01 FEET; THENCE SOUTH FOR DISTANCE OF 370.00 FEET; THENCE SOUTH 74°53’47” WEST ALONG A LINE LYING WATERWARD OF THE WATERS EDGE FOR A DISTANCE OF 517.19 FEET; THENCE CONTINUING ALONG SAID WATERWARD LINE SOUTH 46°45’16” WEST FOR A DISTANCE OF 661.78 FEET; THENCE NORTH 23°14’14” WEST FOR A DISTANCE OF 563.40 FEET; THENCE NORTH 53°15’17” WEST FOR A DISTANCE OF 640.91 FEET; THENCE NORTH 65°23’43” WEST FOR A DISTANCE OF 333.68 FEET; TO THE SOUTHEAST CORNER OF SAID SEAWALL; THENCE NORTH 17°37’59” EAST ALONG THE FACE OF THE SEAWALL FOR A DISTANCE OF 12.30 FEET TO THE POINT OF BEGINNING OF THIS DESCRIPTION.

SAID PARCEL SITUATE, LYING AND BEING IN THE CITY OF PORT ST. LUCIE, ST. LUCIE COUNTY, FLORIDA.

LESS AND EXCEPT THAT PORTION DEEDED TO THE CITY OF PORT ST. LUCIE IN OFFICIAL RECORDS BOOK 1430, PAGE 461.

Tax Parcel No. 4423-210-0001-000-3

Together with additional parcels to be legally described on the Survey, including Tax Parcel Nos:

3422-565-0001-000-8

3422-550-0011-000-5

3422-540-0010-100-8

3422-550-0001-000-2

3422-555-0091-000-7

Exhibit A

EXHIBIT D

Non-Foreign Affidavit

FIRPTA CERTIFICATE

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.

To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by SANDPIPER RESORT PROPERTIES, INC., a Florida corporation (“Seller”), Seller hereby certifies the following:

1.	Seller is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii) of the Internal Revenue Code.

2.	Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

3.	Seller’s U.S. employer taxpayer identification number is ________________.

4.	Seller’s office address is ________________.

Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Dated ________________.

By:
Name:
Title:

Exhibit D

EXHIBIT E

Seller’s Affidavit.

Exhibit E

EXHIBIT F

Lease Term Sheet

[*]

Exhibit F

EXHIBIT G

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that on _________________ ___, 20__, ____________________________, a ____________________ (“Seller”), for and in consideration of the sum of Ten Dollars ($10.00) lawful money of the United States, paid by _________________________, a ____________________ (“Purchaser”), to Seller the receipt whereof is hereby acknowledged, has granted, bargained, sold, transferred and delivered, and by these presents does grant, bargain, sell, transfer and deliver unto Buyer and the successors and assigns thereof, the following goods and chattels:

[TO BE COMPLETED]

TO HAVE AND TO HOLD the same unto the Purchaser and the executors, administrators, successors and assigns thereof forever.

AND Seller for itself and the heirs, executors, administrators, successors and assigns thereof, covenant to and with the Purchaser, the executors, administrators, successors and assigns, that Seller is the owner of the said goods and chattels; that they are free from all encumbrances; that Seller has good right to sell the same aforesaid, that Seller will warrant and defend the sale of the said property, goods and chattels hereby made, unto the Purchaser and the executors, administrators, successors and assigns thereof against the lawful claims and demands of all persons whomsoever.

[SIGNATURE PAGE FOLLOWS]

Exhibit G

Seller has caused this instrument to be duly executed on ____________ ___, 2022.

Signed, sealed, and delivered

in the presence of:

a

By: _______________________________________
Signature of Witness 1	Its: _______________________________________
Print Name: _________________________________

Print Name of Witness 1

Signature of Witness 2

Print Name of Witness 2

STATE OF FLORIDA

COUNTY OF ____________________

The foregoing instrument was acknowledged before me by means of ☐ physical presence or ☐ online notarization, this ____ day of ______________, 2022, by _____________________ as ____________________________________ for _________________________.

________________________________

(Signature of Notary Public - State of Florida)

(Print, Type, or Stamp Commissioned Name of Notary Public)

Personally Known _____ OR Produced Identification ________________

Type of Identification Produced________________________

Exhibit G

EXHIBIT H

ASSIGNMENT OF INTANGIBLE PROPERTY

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND INTANGIBLE PROPERTY (this “Assignment”) is dated and effective as of _____________, 20____ (the “Effective Date”), by and between ____________, a _______________ (“Assignor”) and ____________________________, a _________________________ (“Assignee”).

WHEREAS, the parties have entered into that certain Agreement of Purchase and Sale and dated as of _________________ ______, 2022 (the “Contract”), wherein Assignor agreed to sell and Assignee agreed to buy the “Property” described in the Contract; and

WHEREAS, Assignor desires to assign to Assignee the Intangible Property, as such term is defined in the Contract, including the contracts, permits, licenses, and warranties that are listed on Schedule 1, attached hereto and incorporated herein, on the terms provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1. Effective as of the Effective Date, Assignor hereby fully and forever assigns and transfers to Assignee all of Assignor’s right, title, and interest, in and to the Intangible Property, including the contracts, permits, licenses, and warranties listed on Schedule 1 and Assignor hereby agrees to indemnify, protect, defend and hold Assignee and its partners, officers, employees, and agents harmless from and against any claims, suits, damages, liability, costs and/or expenses arising out of or resulting from any breach of or default in the performance of any of the duties, obligations or liabilities of Assignor under the contracts, permits, licenses, and warranties listed on Schedule 1 prior to the Effective Date. The foregoing is not intended to limit the specific indemnification by Assignor, as Seller under the Contract.

2. This Assignment shall be governed by in all respects, including validity, interpretation and effect, and construed in accordance with the laws of the State of Florida.

3. This Assignment shall inure to the benefit of and be binding upon and enforceable against Assignor and Assignee and their respective heirs, devisees, estates, executors, successors, and assigns.

[SIGNATURE PAGE FOLLOWS]

Exhibit H

Assignor has caused this instrument to be duly executed on ____________ ___, 2022.

Signed, sealed, and delivered

in the presence of:

a

By: _______________________________________
Signature of Witness 1	Its: _______________________________________
Print Name: _________________________________

Print Name of Witness 1

Signature of Witness 2

Print Name of Witness 2

STATE OF FLORIDA

COUNTY OF ____________________

The foregoing instrument was acknowledged before me by means of ☐ physical presence or ☐ online notarization, this ____ day of ______________, 2022, by _____________________ as ____________________________________ for _________________________.

_______________________________

(Signature of Notary Public - State of Florida)

(Print, Type, or Stamp Commissioned Name of Notary Public)

Personally Known _____ OR Produced Identification ________________

Type of Identification Produced________________________

Exhibit H

SCHEDULE 1

Intangible Property

[*]

Schedule 1

EXHIBIT I

GUARANTY

The undersigned, __________________, a _____________, with an address of _____________ (the “Guarantor”), hereby unconditionally and absolutely guarantees to Purchaser the payment of Seller’s Post-Closing Obligations under Section 12.15.2 and the payment of professional fees and costs incurred by Purchaser in enforcing Seller’s Post-Closing Obligations as set forth in Section 12.2, of the Purchase and Sale Agreement. “Purchase and Sale Agreement” means that certain Purchase and Sale Agreement dated ____________________, 2022, by and among SANDPIPER RESORT PROPERTIES, INC., a Florida corporation (“Seller”), joined by HOLIDAY VILLAGE OF SANDPIPER, INC., a Florida corporation, and ALTITUDE INTERNATIONAL HOLDINGS, INC., a New York corporation, as assigned to ________________________________ (“Purchaser”). Capitalized terms used but not defined herein are defined in the Purchase and Sale Agreement.

This guaranty obligation is a continuing guaranty and will remain in effect, and the obligations of Guarantor will not be affected, modified or impaired by the occurrence, with or without notice to or consent from Guarantor, of:

(a) the compromise, settlement, release, change, modification, amendment of any obligation, covenant or agreement under the Purchase and Sale Agreement or any other agreements, documents and instruments delivered by the Parties at the Closing; or

(b) the extension of time for performance of any monetary payment obligation under the Purchase and Sale Agreement or the time for performance of any other obligation, covenant or agreement under or arising from the Purchase and Sale Agreement or any other agreements, documents and instruments delivered by the Parties at the Closing.

The obligations and liabilities of Guarantor under this guaranty are primary, absolute, and unconditional under any and all circumstances and until the Seller’s Post- Closing Obligations under Section 12.15.2 of the Purchase and Sale Agreement are fully and finally satisfied, such obligations and liabilities shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for this paragraph, be deemed a legal or equitable discharge or release of Guarantors.

Notwithstanding anything to the contrary provided in this Guaranty, the obligations of Guarantor are subject to the Seller’s Post-Closing Cap but subject to the same exclusions to the Post-Closing Cap, all as set forth in Section 12.15.2 of the Purchase and Sale Agreement.

Guarantor hereby expressly waives:

(i) presentment and demand for payment of any of Seller’s Post- Closing Obligations or any interest thereon, and protest of any nonpayment thereof;

(ii) notice of acceptance of this Guaranty and of such presentment, demand and protest;

Exhibit I

(iii) notice of any default under this Guaranty or under the provisions of the Purchase and Sale Agreement, and of any indulgence with respect thereto;

(iv) demand for observance or performance, and enforcement, of any of the terms or conditions of this Guaranty, and/or the Purchase and Sale Agreement;

(v) any and all other notices and demands that may otherwise be required by law to be given or made to the full extent that the same may be waived; and

(vi) any and all rights of subrogation, reimbursement, indemnification and contribution;

Guarantor hereby expressly agrees that if this Guaranty is enforced by suit or otherwise, Guarantor will reimburse Purchaser , upon demand, for any and all expenses that Purchaser incurs in connection therewith and thereunder (including, by way of example rather than of limitation, reasonable attorneys’ and paraprofessional fees and costs at both trial and all appellate levels).

This Guaranty shall be construed in accordance with the law of the State of Florida, and such laws shall govern the interpretation, construction and enforcement hereof. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

The exclusive jurisdiction for any claim, case, or controversy arising out of or relating to this guaranty (whether for breach of contract, tort or otherwise) shall be a federal or state court in Saint Lucie County, Florida, and the parties hereby consent to such exclusive jurisdiction and irrevocably waive and shall not assert any defenses based on lack of in personam jurisdiction, improper venue or inconvenient forum.

This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns hereunder. This Guaranty may be amended or supplemented only by an instrument executed and delivered by both Guarantor and Purchaser. . This Guaranty represents the complete understanding between Guarantor and Purchaser as to the subject matter hereof, and supersedes all prior negotiations, representations, warranties, statements, or agreements, either written or oral, between or among Guarantor and Purchaser as to the same.

Purchaser shall not be deemed to have waived the exercise of any right which it holds under this Guaranty, unless that waiver is made expressly and in writing (and no delay or omission by Purchaser in exercising any such right shall be deemed a waiver of its future exercise). No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right.

Exhibit I

Time shall be of the essence of this Guaranty.

GUARANTOR HEREBY, AND PURCHASER BY ACCEPTANCE HEREOF, EACH AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY OR ANY CLAIM, COUNTERCLAIM, OR OTHER ACTION ARISING IN CONNECTION WITH NTHE PURCHASE AND SALE AGREEMENT. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF GUARANTOR AND PURCHASER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF GUARANTOR AND PURCHASER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

The undersigned hereby execute this guaranty for the benefit of the Purchaser and it successors and assigns.

Guarantor:

________________________________________,
a ______________________________________\

Date:	_____________________, 2022	By: _____________________________________
Name: ___________________________________
Title: ____________________________________

Exhibit I
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